Filed Pursuant to Rule 424(b)(2)

Registration File No. 333-192843

PROSPECTUS SUPPLEMENT
(To the Prospectus dated December 20, 2013)

5,250,000 Shares

Common Stock

We are offering 5,250,000 shares of our common stock, par value $0.01 per share, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The NASDAQ Capital Market under the symbol “KIPS.” On January 23, 2014, the closing price of our common stock was $0.84 per share.

Our business and an investment in our common stock involve significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.70	$3,675,000
Underwriting discount	$0.049	$257,250
Proceeds to us, before expenses	$0.651	$3,417,750

We have granted a 45-day option to the underwriters solely to cover over-allotments, if any.

The underwriters expect to deliver the shares against payment therefor on or about January 29, 2014.

Aegis Capital Corp

January 23, 2014

TABLE OF CONTENTS

Page

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	ii
NOTE ON FORWARD-LOOKING STATEMENTS	iii
INDUSTRY DATA	iii
TRADEMARKS	iii
SUMMARY	S-1
RISK FACTORS	S-5
USE OF PROCEEDS	S-26
DIVIDEND POLICY	S-26
CAPITALIZATION	S-27
DILUTION	S-28
UNDERWRITING	S-29
LEGAL MATTERS	S-37
EXPERTS	S-37
WHERE YOU CAN FIND MORE INFORMATION	S-37
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-37

Prospectus

ABOUT THIS PROSPECTUS	1
ABOUT KIPS BAY MEDICAL, INC.	2
RISK FACTORS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
THE SECURITIES THAT MAY BE OFFERED	5
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF WARRANTS	22
DESCRIPTION OF UNITS	24
GLOBAL SECURITIES	25
SELLING STOCKHOLDERS	28
PLAN OF DISTRIBUTION	30
LEGAL MATTERS	32
EXPERTS	32
WHERE YOU CAN FIND MORE INFORMATION	32
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	33

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts of this document combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information.”

You should rely only on this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering and the information incorporated or deemed to be incorporated by reference therein. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

No action has been or will be taken in any jurisdiction by us or the underwriters that would permit a public offering of the common stock or the possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

As used in this prospectus supplement, the terms “Kips Bay,” the “Company,” “we,” “us,” “our” and similar references refer to Kips Bay Medical, Inc. and the term “common stock” refers to our common stock, par value $0.01 per share.

ii

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus may include forward-looking statements that reflect our current views with respect to our ongoing and planned clinical trials, business strategy, business plan, financial performance and other future events. These statements include forward-looking statements both with respect to us, specifically, and the medical device industry, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “predict,” “estimate,” “may,” “should,” “could,” “anticipate,” “will,” “continue,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth under the caption “Risk Factors” in this prospectus supplement and in the accompanying prospectus and under the captions “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any shares of common stock, you should consider carefully all of the factors set forth or referred to in this prospectus supplement and in the accompanying prospectus that could cause actual results to differ.

INDUSTRY DATA

Unless otherwise indicated, information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 3 of the accompanying prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

TRADEMARKS

Kips Bay Medical® and eSVS® are a couple of our trademarks used in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus also include trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus sometimes appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names.

iii

SUMMARY

This summary highlights selected information about us, this offering and information contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you and that you should consider before purchasing our shares. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about our shares, as well as information regarding our business and detailed financial data. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus, and the financial statements, related notes and other information that we incorporated by reference herein, including our annual report on Form 10-K for the fiscal year ended December 31, 2012 and our quarterly report on Form 10-Q for the quarter ended September 28, 2013.

The Company

Overview

We are a medical device company focused on developing, manufacturing and commercializing our external saphenous vein support technology, the eSVS® Mesh, for use in coronary artery bypass surgery, or CABG, surgery. Our eSVS Mesh is designed to be fitted like a sleeve on the outside of saphenous vein grafts (referred to as SVGs or vein grafts) to strengthen SVGs used in CABG surgery. By strengthening the SVG and preventing the damaging expansion of the vein graft, we hope to reduce or prevent the resulting injury which can lead to SVG failure and potentially costly and complicated re-interventions for patients undergoing CABG surgery.

CABG is one of the most commonly performed cardiac surgeries in the world. According to the Cleveland Clinic, each year, over 800,000 CABG surgeries are performed worldwide. According to results published in the European Journal of Cardio-Thoracic Surgery in 2009, each CABG procedure involves an average of 3.3 bypass grafts. In CABG procedures, the left internal mammary artery, or LIMA, is most commonly used to bypass the left anterior descending artery, or LAD, and saphenous veins generally are used for any remaining grafts.

In CABG procedures, surgeons harvest blood vessels, including the LIMA from the chest and the saphenous vein from the leg, and attach the harvested vessels to provide blood flow around, and thereby bypassing, blockages in coronary arteries of the heart. The effectiveness of the procedure, however, is often limited by the failure rate of SVGs, which has been shown in various studies and reports to range from 7% to 26% one year after surgery and 40% to 50% ten years after surgery. Failure of vein grafts is typically evidenced by partial or complete blockage and this compromised blood flow can lead to chest pain (angina), congestive heart failure, irregular heartbeat, myocardial infarction (heart attack) or death. Vein graft failures can lead to the need for further, costly coronary interventions up to and including re-doing the CABG surgery. A repeat of a CABG procedure to repair a failing or failed graft is a technically more difficult procedure with mortality rates three to five times higher than the original CABG procedure.

We believe the use of our eSVS Mesh with SVGs in CABG surgery can strengthen the SVG and prevent the damaging consequences of expansion of the vein graft. We hope to reduce or prevent the resulting injury which can lead to SVG failure and thereby reduce the need for costly and complicated re-interventions for patients undergoing CABG surgery and also to improve patients’ quality of life. To strengthen an SVG, the eSVS Mesh is manufactured from nitinol wire which gives it considerable strength, while remaining highly flexible and kink-resistant.

We received authorization to apply the CE Mark to our eSVS Mesh in May 2010 and we began marketing and commenced shipments in select international markets in June 2010. In November 2013 we received an updated CE Mark expanding our ability to promote the eSVS Mesh for use with sequential grafts. A single graft that is connected from the aorta to multiple coronary arteries is referred to as a sequential graft. Our eSVS Mesh is a novel product and we are not aware of the establishment of any specific or supplemental reimbursements for it. To date, sales of our eSVS Mesh have been limited.

We are currently conducting a feasibility trial for the U.S Food and Drug Administration, or FDA. This trial is a multi-center, randomized study of external saphenous vein support using our eSVS Mesh in CABG surgery and is titled the “eMESH I” study. The objective of this study is to demonstrate the initial safety and performance of the eSVS Mesh for use as an external saphenous vein graft support device during CABG surgery and to support a future pivotal trial. The FDA’s initial approval of our investigational device exemption, or IDE, to begin clinical feasibility trial work in the United States allowed us to enroll 15 patients at up to four sites in the United States. Additional enrollments within the United States are contingent upon the FDA’s favorable review of the six-month follow-up angiogram data from either the first five U.S. patients or the first 10 patients made up of both U.S. and European patients. We expect to use the data from this study as the basis for the filing of a request for IDE to perform a pivotal trial which is required to demonstrate clinical effectiveness and to support a request for approval to sell our eSVS Mesh in the United States. Enrollments in this trial commenced internationally in late August 2012 at the Bern University Hospital in Switzerland and in the United States in February 2013 at the Northeast Georgia Medical Center in Gainesville, Georgia. The primary safety endpoint is the 30 day rate of MACE, defined as the rate of the composite of total mortality, myocardial infarction (heart attack), and/or coronary target vessel revascularization (percutaneous coronary intervention or CABG) within 30 days of the procedure. The eSVS Mesh performance will be evaluated based upon the angiographic patency rate of the enrolled grafts, where patency is defined as less than 50% stenosis, or blockage, of the SVG at six months after surgery. As of January 15, 2014, eight sites in Europe and four sites in the United States have enrolled or are recruiting patients for the trial. We are also in the process of adding up to two additional international sites. As of January 15, 2014, 47 patients had been enrolled in the eMESH I clinical feasibility trial. Based upon initial discussions with the FDA, we have implemented a modification to the study protocol allowing the enrollment of patients with only one qualifying graft. The intent of this modification is to increase enrollments in the trial. During the third quarter of 2013, the first two European sites received their internal approvals and began enrolling patients with one qualifying graft. We intend to seek approval of this modification for the remaining European sites and from the FDA. Patients will be followed through hospital discharge, with additional follow-up visits at 30 days, three months, six months, one year and yearly thereafter through five years. However, only the results through the six month follow-up visit will be submitted to the FDA as part of an application for an IDE to conduct a pivotal trial in the United States.

In reviewing the early results of the eMESH I clinical feasibility study, we could be required to wait for additional angiogram data from a larger group of patients in order to support receiving an expanded approval from the FDA. Based upon consultations with our medical advisors and several of the cardiac surgeons participating in the eMESH I clinical feasibility study, we intend to propose to the FDA a combination of changes in the application of the eSVS Mesh to the saphenous vein grafts and to the surgical implant technique for the eSVS Mesh treated graft. We believe that these changes will reduce the variables in the study. These changes are intended to reduce the risk of early graft occlusion and may make it easier to implant the eSVS Mesh as well as reduce costs. We hope that based upon these changes, we will be allowed to enroll additional patients in the United States. We intend to formally submit these changes to the FDA within the next 30 days along with our request to expand enrollment in the United States. However, no assurance can be provided that the FDA will approve any additional enrollments in the United States. In addition, no assurance can be provided that our current feasibility trial or our anticipated larger pivotal study will be successful, or that once these studies are concluded, we will receive U.S. marketing approval for the eSVS Mesh. Based upon initial discussions with the FDA, we plan to incorporate these changes at our clinical study sites in Europe, upon each site receiving any necessary ethics committee and/or government approvals. We expect that these sites will continue to enroll patients using the current techniques until such approvals are received.

We continue to have successful implants of the eSVS Mesh throughout the world. Approximately 500 commercial implants have been performed in Europe and the Middle East since commercialization of the eSVS Mesh device began in June of 2010. Over this period, there have been no reportable adverse events related to the eSVS Mesh device. We believe that surgeons using the eSVS Mesh commercially may also benefit from these changes and therefore intend to implement these changes in our training of surgeons using the eSVS Mesh commercially upon receiving the necessary approvals.

In addition to the feasibility trial, we also are conducting a post-market study intended to support our international reimbursement and marketing activities with a clinical evaluation of the short-term (three to six months) and long-term (two years) post-implant patency of our eSVS Mesh in the treatment of SVGs used in CABG, as compared with prospective SVG CABG without our eSVS Mesh. This study is being performed at the University Hospital Basel, Clinic for Cardiac Surgery, in Basel, Switzerland and has reached its initial target enrolment of 20 patients.

Corporate Information

We were incorporated in the state of Delaware on May 1, 2007. Our principal executive offices are located at 3405 Annapolis Lane North, Suite 200, Minneapolis, Minnesota 55447. Our telephone number is (763)-235-3540. Our website is located at www.KipsBayMedical.com. The information contained on or connected to our website is not a part of this prospectus supplement. We have included our website address as a factual reference and do not intend it to be an active link to our website.

The Offering

Securities offered by us	5,250,000 shares of common stock

Option to purchase additional shares	We have granted the underwriters a 45-day option to purchase up to 785,000 additional shares of common stock at the public offering price less the underwriting discounts.

Common stock to be outstanding immediately after this offering	32,229,079 shares of common stock

Use of Proceeds

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including funding the process of seeking regulatory approval to market our eSVS Mesh in the United States and abroad, including continuing our human clinical trials. See “Use of Proceeds” on page S-26 for further information

Risk Factors

See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus for a discussion of factors you should read and consider carefully before investing in our common stock.

NASDAQ Capital Market symbol	KIPS

Except as otherwise indicated, all information in this prospectus supplement is:

●	based on 26,979,079 shares outstanding on September 28, 2013;

●	assumes no exercise by the underwriters of their over-allotment option to purchase up to 785,000 additional shares to cover over-allotments, if any;

●	excludes 1,386,250 shares of our common stock subject to options outstanding as of September 28, 2013 having a weighted-average exercise price of $2.87 per share;

●

excludes 2,440,000 shares of our common stock that have been reserved for issuance in connection with future grants under the Kips Bay Medical, Inc. 2013 Equity Incentive Plan as of September 28, 2013; and

●

excludes 678,125 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of September 28, 2013 having a weighted-average exercise price of $2.23 per share.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes. We have attempted to identify below the major factors that could cause differences between actual and planned or expected results, but we cannot assure you that we have identified all such factors. Please also see page 3 of the accompanying prospectus for additional risk factors.

Risks Associated With Our Business

We have a limited operating history, expect future losses, and may be unable to achieve or maintain profitability.

We were founded on May 1, 2007 and to date have engaged primarily in the development of and initial clinical trials of our eSVS Mesh. Accordingly, we have a limited operating history on which to base an evaluation of our business and prospects. As of September 28, 2013, we had an accumulated deficit of $34.4 million. We have incurred net losses in each year since our inception, and we expect to continue to incur operating losses for the foreseeable future. These losses, among other things, have had and will continue to have an adverse effect on our stockholders’ equity and working capital. Because of the numerous risks and uncertainties associated with developing medical devices, we are unable to predict the extent of any future losses or when we will become profitable, if at all. To date, we have not generated sufficient product sales to fund our operations and we have financed our operations and internal growth primarily through public offerings completed in December 2012 and February 2011 and private placements of equity securities and convertible promissory notes. Our prospects must be considered in light of the significant risks, expenses, and difficulties frequently encountered by medical device companies in their early stage of development. We may not be successful in addressing the risks we will encounter, and our failure to do so would likely harm our business and our ability to continue to operate.

Data from our current feasibility trial is not sufficient at this point for us to proceed with our planned filing with the FDA to seek approval for an expansion of our feasibility trial in the United States and although we are working with the FDA to modify the feasibility trial, no assurance can be provided that we will ever be successful in obtaining the approval for expanded enrollment in the United States.

Our time and financial resources since our inception have largely been devoted to the development of our eSVS Mesh. We are currently conducting a feasibility trial for the FDA. This trial is a multi-center, randomized study of external saphenous vein support using our eSVS Mesh in CABG surgery and is titled the eMESH I clinical feasibility trial. The objective of this trial is to demonstrate the initial safety and performance of the eSVS Mesh for use as an external saphenous vein graft support device during CABG surgery and to support a future pivotal trial. The FDA’s initial approval of our investigational device exemption, or IDE, to begin clinical feasibility trial work in the United States allowed us to enroll 15 patients at up to four sites in the United States. Additional enrollments within the United States are contingent upon the FDA’s favorable review of the six-month follow-up angiogram data from either the first five U.S. patients or the first 10 patients made up of both U.S. and European patients. If this trial is successful, we intend to use the data from this study as the basis for the filing of a request for an IDE to perform a larger pivotal study which is required to demonstrate clinical effectiveness and support a request for approval to sell our eSVS Mesh in the United States. Enrollments in the feasibility trial commenced in Europe in late August 2012 at the Bern University Hospital in Switzerland and in the United States in February 2013 at the Northeast Georgia Medical Center in Gainesville, Georgia. The primary safety endpoint is the 30-day rate of MACE, defined as the rate of the composite of total mortality, myocardial infarction (heart attack), and/or coronary target vessel revascularization (percutaneous coronary intervention or CABG) within 30 days of the procedure. The eSVS Mesh performance will be evaluated based upon the angiographic patency rate of the enrolled grafts, where patency is defined as less than 50% stenosis, or blockage, of the SVG at six months after surgery.

As of January 15, 2014, twelve sites, eight in Europe and four in the United States, have received ethics committee or institutional review board approval and have enrolled, or are actively recruiting, patients in the trial. We plan to add up to two additional international sites going forward. As of January 15, 2014, 47 patients had been enrolled in the eMESH I clinical feasibility trial. Additional enrollments of patients within the United States are contingent upon approval by the FDA after reviewing six-month follow-up angiogram data for the first 10 patients. In reviewing the early results of the eMESH I clinical feasibility study, we could be required to wait for additional angiogram data from a larger group of patients in order to support receiving an expanded approval from the FDA. Based upon consultations with our medical advisors and several of the cardiac surgeons participating in the eMESH I clinical feasibility study, we intend to propose to the FDA a combination of changes in the application of the eSVS Mesh to the saphenous vein grafts and to the surgical implant technique for the eSVS Mesh treated graft. We believe that these changes will reduce the variables in the study. These changes are intended to reduce the risk of early graft occlusion and may make it easier to implant the eSVS Mesh as well as reduce costs. We hope that based upon these changes, we will be allowed to enroll additional patients in the United States. We intend to formally submit these changes to the FDA within the next 30 days along with our request to expand enrollment in the United States. However, no assurance can be provided that the FDA will approve any additional enrollments in the United States. In addition, no assurance can be provided that our current feasibility trial or our anticipated larger pivotal study will be successful, or that once these studies are concluded, we will receive U.S. marketing approval for the eSVS Mesh.

If the data from our eMESH I clinical feasibility trial is not adequate, we may not proceed with our planned filing of our pre-market applications for regulatory approvals in the United States or other major markets in which the application is dependent upon us having received regulatory approval from the United States, or we may be forced to delay these filings. Even if we file an application for approval with favorable clinical data, the FDA or foreign regulatory authorities may not accept our filing, or may request additional information, including data from additional clinical trials. No assurance can be provided that our current feasibility trial or our anticipated larger pivotal study will be successful, or that once these studies are concluded, we will ever receive U.S. marketing approval for our eSVS Mesh.

The results of our initial human trial were inconclusive with respect to the efficacy of our eSVS Mesh and if we are unable to conclusively demonstrate the efficacy of our eSVS Mesh through additional human trials, including in particular our current feasibility trial, we may be unable to commercialize our eSVS Mesh in the United States or other major markets or may experience significant delays in doing so.

We have only completed one human clinical trial of 90 patients for our eSVS Mesh, which was conducted outside of the United States. The safety data from this trial has indicated that our eSVS Mesh and implant procedure do not result in an increase in patient complications during or in the 30 days after surgery. However, the effectiveness data from the trial is inconclusive primarily due to two complicating factors. First, one of the centers participating in the trial used implant methods incompatible with our eSVS Mesh. Second, the amount of reduction in the diameter of the saphenous vein grafts, or downsizing, prescribed in our instructions for use and sizing tool was too aggressive, resulting in a higher than anticipated closure rate in saphenous vein grafts, or SVGs, utilizing our eSVS Mesh, particularly when our smallest device, 3.0 millimeters, was used. As a result, based on angiographic studies nine to 12 months following surgery, 49% (36 of 73) of the eSVS Mesh vessels were patent, or open, and 81% (59 of 73) of the untreated vessels were patent.

No assurance can be provided that our current feasibility trial or our anticipated larger pivotal study will be successful, or that once these studies are concluded, we will ever receive U.S. marketing approval for our eSVS Mesh. If we are unable to demonstrate with human clinical data that our eSVS Mesh is safe and improves the long term patency of saphenous vein grafts as compared to traditional CABG surgery, we may be unable to obtain regulatory approval for, or successfully commercialize, our eSVS Mesh in the United States or in other countries which require us to first obtain FDA approval. We have no other products ready for clinical testing or commercialization; therefore, our ability to remain in business would be doubtful if our eSVS Mesh is not proven to be safe and effective.

Our data from our clinical trials may not be sufficient for us to proceed with our planned filing of our pre-market applications for regulatory approvals in the United States or other major markets, which could delay or curtail our ability to commercialize our eSVS Mesh.

If the data from our eMESH I clinical feasibility trial or our anticipated future pivotal trial are not adequate, we may not proceed with our planned filing of our pre-market applications for regulatory approvals in the United States or other major markets in which the application is dependent upon us having received regulatory approval from the United States, or we may be forced to delay these filings. Even if we file an application for approval with favorable clinical data, the FDA or foreign regulatory authorities may not accept our filing, or may request additional information, including data from additional clinical trials.

If we are unable to commercialize our eSVS Mesh in the United States or other major markets or experience significant delays in doing so, our ability to generate sales will be significantly delayed and our business will be harmed.

If we are unable to demonstrate with human clinical data that our eSVS Mesh is safe and improves the long-term patency of SVGs as compared to traditional CABG surgery, we will be unable to obtain regulatory approval for, or successfully commercialize, our eSVS Mesh. We have no other products ready for clinical testing or commercialization; therefore, our ability to remain in business would be doubtful if our eSVS Mesh is not proven to be safe and effective.

Even if we receive regulatory approval, our eSVS Mesh may only be approved for very limited purposes with many restrictions on its use. Such restrictions would limit our ability to successfully commercialize our eSVS Mesh and our ability to generate sales would be significantly impaired.

Even if we receive regulatory approval of our eSVS Mesh, the FDA or foreign regulatory authorities may only approve our eSVS Mesh for very limited purposes with many restrictions on its use or in limited sizes. Although we have obtained CE Mark approval in Europe, and even if we do receive FDA or additional foreign regulatory approval, we may be unable to successfully commercialize our eSVS Mesh in Europe, the United States or other major markets, and our ability to generate sales would be significantly impaired.

Our sales of the eSVS Mesh in Europe to date have been limited and we expect sales to continue at modest levels until additional positive clinical study data is available.

Our sales of the eSVS Mesh in Europe to date have been limited and decreased during the three and nine month periods ended September 28, 2013 compared to the respective periods in the prior year. Our net sales were $13,000 during the third quarter of 2013 and $89,000 during the first nine months of 2013, representing decreases of 85.4% and 55.5%, respectively, compared to the respective periods in the prior year. We believe that our sales have been adversely impacted by limited reimbursements and/or budgets available to hospitals, the limited amount of clinical data on the performance of the eSVS Mesh and the continuing effects of budget difficulties in certain European countries. During the third quarter of 2013, we made changes to our sales team resulting in the departure of our former Vice President of Sales and Marketing and the addition of two new director-level employees possessing significant sales experience building the sales of new medical device technologies. We expect sales to continue at modest levels until additional positive clinical study data is available.

We anticipate future losses and likely will require additional financing. Our failure to obtain additional financing when needed could force us to delay, reduce or eliminate our product development programs or commercialization efforts.

We expect to incur losses for the foreseeable future and to require future additional financing in order to satisfy our capital requirements. In particular, we will need additional capital in order to continue to conduct the research and development and obtain regulatory clearances and approvals necessary to bring our eSVS Mesh to market in the United States and any future products to market and to establish effective marketing and sales capabilities for our eSVS Mesh or any future products. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. This is particularly true if investors are not confident in the future value of our company, we lose the NASDAQ Capital Market, or NASDAQ, listing of our common stock and/or economic and market conditions deteriorate. If adequate funds are not available on a timely basis, we may terminate or delay the development of our eSVS Mesh or delay establishment of sales and marketing capabilities or other activities necessary to commercialize our eSVS Mesh. If we terminate the commercialization of our eSVS Mesh, Medtronic, Inc. may cause the core intellectual property and patent rights related to our eSVS Mesh to revert to Medtronic. If the core intellectual property and patent right related to our eSVS Mesh revert to Medtronic or if we terminate the development of our eSVS Mesh, we may be forced to explore other strategic alternatives, such as selling or merging our company or winding down our operations and liquidating our company. In such case, our stockholders could lose some or all of their investment.

Our future capital requirements will depend on many factors, including, but not limited to:

●	the progress of preclinical and clinical trials required to support our applications for regulatory approvals, including our human clinical trials in the United States;

●	our ability to demonstrate the safety and effectiveness of our eSVS Mesh;

●	our ability to obtain FDA clearance of our eSVS Mesh and other required regulatory approvals;

●	the selling price of our eSVS Mesh to distributors and the price that distributors charge hospitals;

●	the market acceptance and level of future sales of our eSVS Mesh;

●	the rate at which physicians adopt our eSVS Mesh for use in CABG surgery;

●	the rate of progress in establishing reimbursement arrangements with third-party payors;

●	the effect of competing technological and market developments;

●	the cost and delays in product development that may result from changes in regulatory oversight applicable to our eSVS Mesh;

●	the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims;

●	the cost of expanding our commercial operations, including our selling and marketing efforts; and

●	our ability to establish and maintain effective relationships with independent distributors.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of our stockholders will be diluted, and the terms may include liquidation or other preferences that adversely affect their rights as stockholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, making capital expenditures or declaring dividends. Any of these events could adversely affect our ability to achieve our product development and commercialization goals and harm our business. If we issue preferred stock, it could affect your rights or reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, sinking fund provisions, and restrictions on our ability to merge with or sell our assets to a third party. Prior to issuing any capital stock with rights, preferences or limitations equal or superior to our common stock owned by Kips Bay Investments, LLC or debt securities convertible into capital stock with rights, preferences or limitations equal or superior to our common stock owned by Kips Bay Investments, LLC, we must obtain the consent of Kips Bay Investments, LLC, one of our significant stockholders, and no assurance can be provided that Kips Bay Investments, LLC would provide such consent, which could limit our ability to raise additional financing.

Our success depends on the coronary bypass graft market and the superior outcomes of coronary bypass surgery over competitive procedures, and such superior outcomes may not continue.

Physicians treat coronary artery disease with methods other than CABG procedures, including interventional techniques such as balloon angioplasty, with or without the use of stents, pharmaceuticals, atherectomy catheters, and lasers. Several of these alternative treatments are widely accepted in the medical community and have a long history of use. In addition, technological advances may result in improvements in these alternative treatments or new therapies that produce superior treatment outcomes as compared to CABG surgery. The medical device industry is highly competitive and subject to rapid and profound technological change. Our success depends, in part, upon physicians continuing to perform a significant number of CABG procedures and our ability to achieve and maintain a competitive position in the development of technologies and products in the coronary artery bypass field. If physicians, patients, or hospitals opt to use methods other than CABG or to use our competitors’ products, our commercial opportunity will be reduced and our potential sales will suffer.

The market acceptance of new medical technologies is uncertain, and we may be unable to obtain market acceptance of our eSVS Mesh.

Even if our clinical trials demonstrate that the use of our eSVS Mesh provides equivalent or more effective results as compared to coronary bypass operations using only the unsupported saphenous vein grafts and if all regulatory approvals are obtained, the success of our eSVS Mesh will depend upon the acceptance by cardiovascular and cardiothoracic surgeons of our eSVS Mesh as equivalent or better than the current procedure using unsupported saphenous veins and other available treatments. We believe that physicians’ recommendations will be essential for the development and successful marketing of our eSVS Mesh, and physicians will not begin to use our eSVS Mesh unless they determine that it is a safe and effective alternative to current treatment methods. The degree of physician and market acceptance of our eSVS Mesh will depend on a number of factors, including, but not limited to:

●	the perceived effectiveness of our eSVS Mesh relative to its cost;

●	the prevalence and severity of any side effects;

●	potential advantages over alternative treatments;

●	publication in peer-reviewed medical journals of data regarding the successful use and longer term clinical benefits of our eSVS Mesh;

●	development of new products and technologies by our competitors or new alternative treatments;

●	regulatory developments related to manufacturing, marketing and selling our eSVS Mesh both within and outside the United States;

●	perceived liability risks arising out of the use of new products;

●	the willingness of physicians to adopt new technologies and the ability of physicians to acquire the skills necessary to use our eSVS Mesh;

●	the effectiveness of our sales and marketing efforts; and

●	the adequacy of third-party coverage or reimbursement.

If our eSVS Mesh does not achieve an adequate level of acceptance by physicians, healthcare payors, and patients, we may not generate meaningful sales and we may not become profitable. In addition, we have not yet determined pricing for our eSVS Mesh and our pricing policies could adversely impact market acceptance of our eSVS Mesh as compared to competing products and treatments. Any of the foregoing factors, or other factors, could limit or detract from market acceptance of our eSVS Mesh. If our eSVS Mesh is not accepted by the market, our business would be harmed.

We expect to face intense competition and the risk of obsolescence if our competitors develop products superior to our eSVS Mesh.

We face competition from established medical technology, pharmaceutical and biotechnology companies, as well as from academic institutions, government agencies and private and public research institutions in the United States and abroad. Companies that have significantly greater financial resources and expertise in research and development, manufacturing, pre-clinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than us may be working on products similar to our eSVS Mesh. Our eSVS Mesh may not replace current surgical techniques and other products or techniques may render our eSVS Mesh obsolete.

In addition, our distributors face competition from established companies with significantly greater financial and marketing resources. Our competitors may produce more advanced products than ours or demonstrate superior safety of their products. Our ability to effectively compete depends on our ability to innovate successfully. Demand for our eSVS Mesh could be diminished by equivalent or superior products and technologies offered by competitors.

Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with, or mergers with or acquisitions by, large and established companies or through the development of novel products and technologies.

Our competitive position also depends on:

●	obtaining any necessary U.S. or foreign marketing approvals;

●	widespread awareness, acceptance and adoption by the cardiovascular and cardiothoracic markets of our eSVS Mesh;

●	product coverage and reimbursement from third-party payors, insurance companies and others;

●	published studies supporting the effectiveness and safety and long-term clinical benefit of our eSVS Mesh;

●	properly identifying customer needs and delivering new products or product enhancements to address those needs;

●	limiting the time required from proof of feasibility to routine production;

●	limiting the timing and cost of regulatory approvals;

●	our ability to attract and retain qualified personnel;

●	the extent of our patent protection or our ability to otherwise develop proprietary products and processes;

●	our ability to maintain adequate manufacturing capacity and to source the materials and equipment required to manufacture our eSVS Mesh; and

●	securing sufficient capital resources to expand our research and development, sales and marketing efforts, and manufacturing capacity.

If our eSVS Mesh is not competitive based on these or other factors, our business would be harmed.

The market for our eSVS Mesh is rapidly changing and competitive, and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

The industry in which we operate has undergone, and is expected to continue to undergo, rapid and significant technological change, and we expect competition to intensify as technical advances are made. Our competitors may develop and commercialize medical devices that are safer or more effective, have fewer side effects or are less expensive than coronary artery bypass surgery. For example, we are aware of companies that are developing various other less invasive technologies for treating cardiovascular disease which could render our technology obsolete. We also compete in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials. All of these factors could impair our ability to maintain our technology.

We have limited manufacturing resources and experience, and if our manufacturing facilities are unable to provide an adequate supply of our eSVS Mesh, our growth could be limited and our business could be harmed.

We have limited experience in manufacturing our eSVS Mesh and rely on outside vendors for several materials and processes. We currently manufacture our eSVS Mesh for our clinical trials, research and development purposes and commercialization at our manufacturing facility in Minnesota. If our existing manufacturing facility experiences a disruption, we would have no other means of manufacturing our eSVS Mesh until we are able to restore the manufacturing capability at our current facility or develop alternative manufacturing facilities.

If we are unable to produce sufficient quantities of our eSVS Mesh for use in our current and planned clinical trials or for commercialization, or if our manufacturing process yields a substandard product, our regulatory, development and commercialization efforts would be delayed.

In order to produce our eSVS Mesh in the quantities that will be required for commercialization, we will have to increase, or “scale up,” the production process over the current level of production. Manufacturers often encounter difficulties in scaling up production, including problems involving yields, controlling and anticipating costs, quality control and assurance, supply and shortages of qualified personnel. If the scaled-up production process is not efficient or produces a product that does not meet quality and other standards, we may be unable to meet market demand and our sales, business and financial prospects would be adversely affected. The contract vendors with which we are and will be developing relationships may not have the ability to produce the quantities of the materials needed for human clinical trials or commercial sales or may not do so at prices that allow our eSVS Mesh to compete successfully in the market.

Additionally, any damage to or destruction of our facilities or our equipment, prolonged power outage or contamination at our facilities would significantly impair our ability to produce our eSVS Mesh.

We depend upon third-party suppliers, making us vulnerable to supply problems and price fluctuations.

We rely on third-party suppliers to provide us certain components of our eSVS Mesh. We depend on these suppliers to provide us with materials in a timely manner that meet our quality, quantity and cost requirements. These suppliers may encounter problems during manufacturing for a variety of reasons, including unanticipated demand from larger customers, failure to follow specific protocols and procedures, failure to comply with applicable regulations, equipment malfunction, quality or yield problems, and environmental factors, any of which could delay or impede their ability to meet our demand. Our reliance on these outside suppliers also subjects us to other risks that could harm our business, including, but not limited to:

●	interruption of supply resulting from modifications to, or discontinuation of, a supplier’s operations;

●	delays in product shipments resulting from defects, reliability issues or changes in components from suppliers;

●	price fluctuations due to a lack of long-term supply arrangements for key components with our suppliers;

●	errors in manufacturing components, which could negatively impact the effectiveness or safety of our eSVS Mesh or cause delays in shipment of our eSVS Mesh;

●	discontinued production of components, which could significantly delay our production and sales and impair operating margins;

●	an inability to obtain adequate supplies in a timely manner or on commercially acceptable terms;

●	difficulty locating and qualifying alternative suppliers for our sole-source supplies;

●	delays in production and sales caused by switching components, which may require product redesign and new regulatory submissions;

●	delays due to evaluation and testing of products from alternative suppliers and corresponding regulatory qualifications;

●	non-timely delivery of components due to our suppliers manufacturing products for a range of customers; and

●	an inability of suppliers to fulfill orders and meet requirements because of supplier financial hardships.

Other than existing, unfulfilled purchase orders, our suppliers have no contractual obligations to supply us with, and we are not contractually obligated to purchase from them, any of our supplies. Any supply interruption from our suppliers or failure to obtain additional suppliers for any of the components used in our eSVS Mesh would limit our ability to manufacture our eSVS Mesh and could have a material adverse effect on our business, financial condition and results of operations. If we lost one of our suppliers and were unable to obtain an alternate source in a timely basis or on terms acceptable to us, our production schedules could be delayed, our margins could be negatively impacted, and we could fail to meet our customers’ demand. Our customers will rely upon our ability to meet committed delivery dates and any disruption in the supply of key components would adversely affect our ability to meet these dates and could result in legal action by our customers, cause us to lose customers or harm our ability to attract new customers, any of which could decrease our sales and negatively impact our growth. In addition, to the extent that our suppliers use technology or manufacturing processes that are proprietary, we may be unable to obtain comparable materials or components from alternative sources.

Manufacturing operations are often faced with a supplier’s decision to discontinue manufacturing a component, which may force us to make last time purchases, qualify a substitute part, or make a design change which may divert engineering time away from the development of new products.

We may experience future manufacturing difficulties, and our clinical trials and our commercialization could be delayed by quality control issues in our supply and manufacturing processes.

Any difficulties in locating and hiring material manufacturers or in the ability of manufacturers to supply materials at the times and in the quantities we need, and at prices that allow us to compete, could have a material adverse effect on our business. Therefore, even if we are able to contract with manufacturers for key materials or supplies, we may experience future manufacturing difficulties.

The production of our eSVS Mesh must occur in a highly controlled, clean environment to minimize particles and other yield- and quality-limiting contaminants. In spite of stringent quality controls, weaknesses in process control or minute impurities in materials may cause a substantial percentage of defective products in a lot. In addition, we must meet certain lot release specifications before our eSVS Mesh can be shipped to our clinical trial sites or to commercial markets. If a particular lot fails to meet lot release specifications, we will not be able to ship that lot to our clinical trial sites or to commercial markets. If we are not able to maintain stringent quality controls, if contamination problems arise or if we are not able to meet our lot release specifications, our clinical trials or sales efforts could be delayed, which would harm our business and our results of operations.

We operate in foreign jurisdictions which exposes us to international business risks.

As part of our product development and regulatory strategy, we intend to continue to market our eSVS Mesh internationally. There are a number of risks associated with conducting business internationally, including, but not limited to:

●	potential differences in treatment protocols and methods across the markets in which we expect to market our eSVS Mesh;

●	potential differences in reimbursement levels and the requirements necessary to obtain such reimbursement;

●	general economic and political conditions in the markets in which we operate;

●	potential international conflicts, including terrorist acts;

●	potential increased costs associated with overlapping tax structures;

●	potential trade restrictions, exchange controls and legal restrictions on the repatriation of funds into the United States;

●

difficulties and costs associated with staffing and managing foreign operations, including risks of violations of local laws or the U.S. Foreign Corrupt Practices Act by employees overseas or the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions;

●	unexpected changes in regulatory requirements;

●	the difficulties of compliance with a wide variety of foreign laws and regulations;

●	unfavorable regulations in foreign jurisdictions regarding distributors;

●	the deferral of revenue recognition;

●	longer accounts receivable cycles in certain foreign countries; and

●	import and export licensing requirements.

Any of these risks could adversely affect our international operations or financial results, which would harm our business.

We could become subject to product liability claims, product recalls, other field actions and warranty claims that could be expensive, divert management’s attention, and harm our business.

We face an inherent risk of exposure to product liability claims in the event that the use of our eSVS Mesh results or is alleged to have resulted in adverse effects to a patient. In many jurisdictions, producers of medical products are strictly liable for personal injuries caused by medical devices. We may be held liable if our eSVS Mesh causes injury or death or is found otherwise unsuitable during usage. Because our eSVS Mesh is designed to be used in complex surgical procedures, defects could result in a number of complications, including serious injury or death. It is also possible that defects in the design, manufacture or labeling of our eSVS Mesh might necessitate a product recall or other field corrective action, which may result in warranty claims beyond our expectations and may harm our reputation. We believe potential disadvantages associated with our eSVS Mesh include the possibility of allergic reaction to the implant materials and the possibility of damage to the saphenous vein during placement of our eSVS Mesh. A product liability claim, regardless of its merit or eventual outcome and even if we are ultimately successful in defending it, could have a material adverse effect on our business, results of operations and reputation. For example, it could result in significant legal defense costs. The coverage limits of our insurance policies may not be adequate to cover future claims. We may be unable to maintain product liability insurance in the future at satisfactory rates or with adequate amounts. A product liability claim, any product recalls or other field actions or excessive warranty claims, whether arising from defects in design or manufacture or otherwise, could divert management’s attention from our core business, be expensive to defend and result in sizable damage awards against us, any of which could harm our reputation and business.

If third-party payors do not provide sufficient coverage or reimbursement to healthcare providers for the use of our eSVS Mesh, our acceptance in the marketplace would be harmed.

The availability of insurance coverage and reimbursement for newly approved medical devices and procedures is uncertain. Our success depends upon the use of our eSVS Mesh and whether third-party insurance coverage and reimbursement for the use of this product is available.

Our success in international markets depends upon the eligibility of reimbursement for our eSVS Mesh through government-sponsored healthcare payment systems and third-party payors or the willingness of hospitals to allocate budgets to cover the cost of our eSVS Mesh. Reimbursement and healthcare payment systems in international markets vary significantly by country and, within some countries, by region. In many international markets, payment systems may control reimbursement for procedures performed using new products as well as procurement of these products. As an example, we were denied government-sponsored supplemental reimbursement in Germany for our eSVS Mesh for calendar year 2014. In addition, as economies of emerging markets develop, these countries may implement changes in their healthcare delivery and payment or budget systems. Furthermore, healthcare cost containment efforts similar to those underway in the United States are prevalent in many of the countries in which we intend to sell our eSVS Mesh and these efforts are expected to continue. Market acceptance of our eSVS Mesh in a particular country may depend on the availability and level of reimbursement or available budget in that country. In the event that our customers are unable to obtain adequate reimbursement for our eSVS Mesh in international markets in which we are seeking to sell our eSVS Mesh, market acceptance of our eSVS Mesh would be adversely affected.

In the United States, our eSVS Mesh would be purchased primarily by medical institutions, which would then bill various third-party payors, such as the Centers for Medicare & Medicaid Services, or CMS, which administers the Medicare program, and other government programs and private insurance plans, for the healthcare services provided to their patients. The process involved in applying for coverage and incremental reimbursement from CMS is lengthy and expensive. Even if our eSVS Mesh receives FDA and other regulatory approval, it may not be granted coverage and reimbursement in the foreseeable future, if at all. Moreover, many private payors look to CMS in setting their reimbursement policies and amounts. If CMS or other agencies limit coverage or decrease or limit reimbursement payments for doctors and hospitals, this may affect coverage and reimbursement determinations by many private payors.

CMS may not provide coverage and reimbursement for our eSVS Mesh. If a medical device does not receive incremental reimbursement from CMS, then a medical institution would have to absorb the cost of our eSVS Mesh as part of the cost of the procedure in which the products are used. Acute care hospitals are now generally reimbursed by CMS for inpatient operating costs under a Medicare hospital inpatient prospective payment system. Under the Medicare hospital inpatient prospective payment system, acute care hospitals receive a fixed payment amount for each covered hospitalized patient based upon the Diagnosis-Related Group, or DRG, to which the inpatient stay is assigned, regardless of the actual cost of the services provided. At this time, we do not know the extent to which medical institutions would consider insurers’ payment levels adequate to cover the cost of our eSVS Mesh. Failure by hospitals and physicians to receive an amount that they consider to be adequate reimbursement for procedures in which our eSVS Mesh is used could deter them from purchasing our eSVS Mesh and limit our sales growth. In addition, pre-determined DRG payments may decline over time, which could deter medical institutions from purchasing our eSVS Mesh. If medical institutions are unable to justify the costs of our eSVS Mesh, they may refuse to purchase it, which would significantly harm our business.

We may not be able to attract and retain the technical, regulatory, and sales personnel necessary for our success, which may divert management’s attention and negatively impact our operations.

We are highly dependent on our senior management, specifically Manny Villafaña, our Chairman and Chief Executive Officer. The loss of services of Mr. Villafaña would impair our ability to commercialize our eSVS Mesh and develop new products and would harm our business. Our success will depend on our ability to retain our senior management and to attract and retain qualified personnel in the future. Competition for senior management personnel, as well as clinical and regulatory specialists, engineers and sales personnel is intense and we may not be able to retain our personnel. The loss of a member of our senior management or our professional staff would require the remaining senior executive officers to divert immediate and substantial attention to seeking a replacement. Each of our senior officers may terminate his employment at any time without notice and without cause or good reason. We do not carry key person life insurance on any of our employees. If we lose the services of any key personnel, our business, financial condition and results of operations may suffer.

Consolidation in the healthcare industry could lead to demands for price concessions or to the exclusion of some suppliers from certain of our markets, which could have an adverse effect on our business, financial condition or operating results.

Because healthcare costs have risen significantly over the past decade, numerous initiatives and reforms initiated by legislators, regulators and third-party payors to curb these costs have resulted in a consolidation trend in the healthcare industry to create new companies with greater market power, including hospitals. As the healthcare industry consolidates, competition to provide products and services to industry participants has become and will continue to become more intense. This in turn has resulted and likely will continue to result in greater pricing pressures and the exclusion of certain suppliers from important market segments as group purchasing organizations, independent delivery networks and large single accounts continue to use their market power to consolidate purchasing decisions for some of our customers. We expect that market demand, government regulation, third-party reimbursement policies and societal pressures will continue to change the worldwide healthcare industry, resulting in further business consolidations and alliances among our customers, which may reduce competition, exert further downward pressure on the prices of our products and may adversely impact our business, financial condition or operating results.

We will need to increase the size of our organization and we may experience difficulties managing growth. If we are unable to manage the anticipated growth of our business, our future sales and operating results may be adversely affected.

We expect to expand our sales support and marketing staff, and administrative and financial resources to meet anticipated growth in demand for our eSVS Mesh. We may face difficulties in recruiting, training, managing and retaining an adequate number of qualified personnel to support this growth. Expansion in personnel may mean that less experienced people could be providing clinical and sales and marketing support for our eSVS Mesh, and managing our administrative and financial functions, which could result in unanticipated costs and disruptions to our operations. If we cannot scale and manage our business appropriately, our anticipated growth may be impaired and our operating results will suffer.

Our status as a public company causes us to incur significant costs, places demands on our management and diverts management’s attention from our core business.

The obligations of being a public company, including substantial public reporting, auditing and corporate governance obligations, require significant expenditures, place demands on our management and divert management’s time and attention away from our core business. These obligations may require us to hire additional personnel in order to ensure compliance with the regulatory requirements of the Securities and Exchange Commission and NASDAQ. We are required to report on our internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002. Our management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable to us as a public company. If we fail to staff our accounting and finance function adequately or maintain internal controls adequate to meet the demands that are placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act, we may be unable to report our financial results accurately or in a timely manner and our business and stock price may suffer. The costs of being a public company, as well as diversion of management’s time and attention, may harm our business, financial condition and results of operations.

Risks Related to Our Intellectual Property

Our competitive position is contingent upon the protection of our intellectual property.

As of January 15, 2014, we had twelve issued patents covering the eSVS Mesh: five issued in the United States, two each issued in Canada, Japan and South Africa, and one issued Europe. The European patent has been validated and is enforceable in eight European countries. In addition, we have three patent applications pending in the United States, and five patent applications pending in countries outside the United States covering various aspects of our eSVS Mesh.

Any patents we have or obtain in the future might be invalidated or circumvented by third parties. If any challenges are successful, competitors might be able to market products and use manufacturing processes that are substantially similar to ours. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by consultants, vendors or former or current employees, despite the existence generally of confidentiality agreements and other contractual restrictions. Monitoring unauthorized use and disclosure of our intellectual property is difficult, and we do not know whether the steps we have taken to protect our intellectual property will be adequate. In addition, the laws of many foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. If our intellectual property is not adequately protected against competitors’ products and methods, our competitive position could be adversely affected, as could our business.

Our commercial success, if any, will be significantly harmed if we infringe the patent rights of third parties or if we breach any agreements that we have entered into with regard to our technology or business. The medical device industry is characterized by frequent and extensive litigation regarding patents and other intellectual property rights. Many medical device companies with substantially greater resources than us have employed intellectual property litigation as a way to gain a competitive advantage. We may become involved in litigation, interference proceedings, oppositions, reexamination, protest or other potentially adverse intellectual property proceedings as a result of alleged infringement by us of the rights of others or as a result of priority of invention disputes with third parties. Third parties may also challenge the validity of any of our issued patents. Similarly, we may initiate proceedings to enforce our patent rights and prevent others from infringing our intellectual property rights. In any of these circumstances, we might have to spend significant amounts of money, time and effort defending our position and we may not be successful. In addition, any claims relating to the infringement of third-party proprietary rights or proprietary determinations, even if not meritorious, could result in costly litigation, lengthy governmental proceedings, divert management’s attention and resources, or require us to enter into royalty or license agreements that are not advantageous to us. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against a challenge.

Because we operate in the highly technical field of medical technology development, we rely in part on trade secret protection in order to protect our proprietary trade secrets and unpatented know-how. However, trade secrets are difficult to protect, and we cannot be certain that others will not develop the same or similar technologies on their own. We have taken steps, including entering into confidentiality agreements with all of our employees, consultants and corporate partners to protect our trade secrets and unpatented know-how. These agreements generally require that the other party keep confidential and not disclose to third parties any confidential information developed by the party or made known to the party by us during the course of the party’s relationship with us. We also typically obtain agreements from these parties which provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Enforcing a claim that a party illegally obtained and is using our trade secrets or know-how is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets or know-how. The failure to obtain or maintain trade secret protection could adversely affect our competitive position.

Claims of infringement or misappropriation of the intellectual property rights of others could prohibit us from protecting our rights to, or use and commercialization of, our eSVS Mesh, which could harm our business.

The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights, and companies in the industry have used intellectual property litigation to gain a competitive advantage. We may become a party to patent infringement claims and litigation or interference proceedings declared by the U.S. Patent and Trademark Office to determine the priority of inventions. The defense and prosecution of these matters are both costly and time consuming.

Additionally, we may need to commence proceedings against others to enforce our patents, to protect our trade secrets or know-how or to determine the enforceability, scope and validity of the proprietary rights of others. These proceedings would result in substantial expense to us and significant diversion of effort by our technical and management personnel.

We are aware of patents issued to third parties that contain subject matter related to our technology. These or other third parties may assert that our eSVS Mesh infringes the claims in their patents or seek to expand their patent claims to cover aspects of our eSVS Mesh. An adverse determination in litigation or interference proceedings to which we may become a party could subject us to significant liabilities or require us to seek licenses. In addition, if we are found to willfully infringe third-party patents, we could be required to pay treble damages in addition to other penalties. Although patent and intellectual property disputes in the medical device area have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include ongoing royalties. We may be unable to obtain necessary licenses on satisfactory terms, if at all. If we do not obtain necessary licenses, we may be required to redesign our eSVS Mesh to avoid infringement, and it may not be possible to do so effectively. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could cause us to incur significant costs, place significant strain on our resources, divert management’s attention from our business and harm our reputation and prevent us from commercializing our eSVS Mesh or any other product we may develop, which would have a significant adverse impact on our business. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources.

Obtaining and maintaining our patent protection depends upon compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The U.S. Patent and Trademark Office and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case.

We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

As is common in the medical device industry, we employ individuals who were previously employed at other medical device companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

If the core intellectual property relating to our eSVS Mesh reverts to Medtronic, our business will be adversely affected.

The core intellectual property relating to our eSVS Mesh, which constitutes most of our issued patents and our pending patent applications, was sold to us by Medtronic pursuant to an Assignment and License Agreement dated October 9, 2007. If we become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership or otherwise lose legal control of our business, all technology sold to us pursuant to our agreement with Medtronic, including the core intellectual property and patent rights related to our eSVS Mesh, may revert to Medtronic, upon notice by Medtronic. In addition, if we determine to cease commercializing our eSVS Mesh, Medtronic may cause the core intellectual property and patent rights related to our eSVS Mesh to revert to Medtronic.

Risks Related to Regulatory Approval and Other Government Regulations

We are subject to government regulation, and we may not receive approval for our eSVS Mesh in the United States on a timely basis, if at all.

Our eSVS Mesh, product development activities and manufacturing processes are, and will continue to be, subject to extensive and rigorous scrutiny and regulation by the FDA and by comparable agencies in foreign countries. In the United States, the FDA regulates the introduction of medical devices, as well as manufacturing, labeling and record keeping procedures for such products. The process of obtaining marketing clearance or approval for new medical products from the FDA is costly and time consuming, and there can be no assurance that such approval will be granted for our eSVS Mesh on a timely basis, if at all, or that the FDA review will not involve delays that would adversely affect our ability to commercialize our eSVS Mesh. Even if regulatory clearance or approval to market a product is obtained from the FDA, this clearance or approval may entail limitations on the indicated uses of the product. Marketing clearance or approval can also be withdrawn by the FDA due to failure to comply with regulatory standards or the occurrence of unforeseen problems following initial clearance.

The FDA will require us to file a Pre-Market Approval, or PMA, application with regard to our eSVS Mesh, and there is no assurance whatsoever that approval will be obtained. Even if approval is obtained, the process of obtaining a PMA is expensive, uncertain and lengthy, frequently requiring several years to complete. Changing FDA policies and requirements for PMA products may add additional uncertainty. Significant delay or failure to obtain FDA approval to market our eSVS Mesh would harm our business.

The FDA may not approve our investigational device exemption application for our eSVS Mesh, which would prevent us from conducting our clinical trials in the United States, and even if the FDA does grant such approval, our clinical trials may be more costly and burdensome than we currently anticipate, which would limit or delay our ability to complete clinical trials and ultimately market our eSVS Mesh in the United States.

If the FDA approves an IDE application to conduct a pivotal trial, the clinical study we conduct may have unanticipated complications and delays and may be more costly than we currently anticipate. The FDA may approve our IDE application with conditions relating to the scope or design of our clinical trials for which we have not planned. These conditions may require us to collect additional data, enroll more patients, spend more time and expend more resources than we currently anticipate, and these conditions may make a clinical trial in the United States more costly and time consuming than we currently plan. Any unanticipated costs and length of U.S. clinical trials would delay our ability to market our eSVS Mesh in the United States, which would harm our business.

If the FDA does not approve our IDE application, we would be unable to conduct a pivotal trial of our eSVS Mesh in the United States. If we are unable to conduct a pivotal trial in the United States, we would not be able to submit a PMA application and we would be unable to market our eSVS Mesh in the United States, which would have an adverse effect on our business.

Even if our eSVS Mesh is approved by regulatory authorities, if we fail to comply with ongoing regulatory requirements, or if we experience unanticipated problems with our eSVS Mesh, it could be subject to restrictions or withdrawal from the market.

Any product for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data and promotional activities for such product, will be subject to continual review and periodic inspections by the FDA and other regulatory bodies. Even if regulatory approval of our eSVS Mesh is granted in the United States, the approval may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for costly post-marketing testing and surveillance to monitor the safety or effectiveness of the product. Later discovery of previously unknown problems with our eSVS Mesh, including unanticipated adverse events or adverse events of unanticipated severity or frequency, manufacturer or manufacturing processes, or failure to comply with regulatory requirements, may result in restrictions on such products or manufacturing processes, withdrawal of the products from the market, voluntary or mandatory recall, fines, suspension of regulatory approvals, product seizures, injunctions or the imposition of civil or criminal penalties.

Healthcare fraud and abuse and health information privacy and security laws potentially applicable to our operations include:

●

the federal Anti-Kickback Law, which constrains our marketing practices and those of our independent distributors, educational programs, pricing, bundling and rebate policies, grants for physician-initiated trials and CME, and other remunerative relationships with healthcare providers, by prohibiting, among other things, soliciting, receiving, offering or providing remuneration, intended to induce the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare or Medicaid programs;

●

federal false claims laws (such as the federal False Claims Act) which prohibit, among other things, knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent, this impacts and regulates the reimbursement advice we give to our customers as it cannot be inaccurate and must relate to on-label uses of our products;

●

the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, and its implementing regulations, which created federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters and which also imposes certain regulatory and contractual requirements regarding the privacy, security and transmission of individually identifiable health information; and

●

state laws analogous to each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers, and state laws governing the privacy and security of certain health information, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

If our past or present operations, or those of our independent distributors, are found to be in violation of any of such laws or any other governmental regulations that may apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from federal healthcare programs and the curtailment or restructuring of our operations. Similarly, if the healthcare providers or entities with whom we do business are found to be non-compliant with applicable laws, they may be subject to sanctions, which could also have a negative impact on us. Any penalties, damages, fines, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results. The risk of our company being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Further, the 2010 U.S. healthcare law, among other things, amends the intent requirement of the federal anti-kickback and criminal health care fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, the 2010 U.S. healthcare law provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the false claims statutes. Any action against us for violation of these laws, even if we successfully defend against them, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

We are and will continue to be highly dependent on third-party institutions to conduct our clinical testing, and the results of such testing may delay or prevent regulatory approval of our eSVS Mesh.

We rely on clinical investigators and clinical trial sites to enroll patients in our clinical trials and other third parties to manage our trials and to perform related data collection and analysis. However, we are not able to control the amount and timing of resources that clinical trial sites devote to our clinical trials. If these clinical investigators and clinical trial sites fail to enroll a sufficient number of patients in our clinical trials or fail to ensure compliance by patients with clinical protocols, we will be unable to complete our planned trials, which could prevent us from obtaining regulatory approvals for our eSVS Mesh. Our agreements with clinical investigators and clinical trial sites for clinical testing place substantial responsibilities on these parties and, if these parties fail to perform as expected, our planned trials could be delayed or terminated. If these clinical investigators, clinical trial sites, or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols, the FDA’s good clinical practice regulations or for other reasons, our clinical trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for, or successfully commercialize, our eSVS Mesh.

In addition, the data obtained from human clinical testing is subject to varying interpretations that could delay, limit or prevent regulatory approval, and delays or rejection may be encountered based upon changes in FDA policy for device approval during the period of development.

Our facilities will be subject to inspection by the FDA and international authorities, and we could face penalties if we are found to be non-compliant with the regulations of the FDA or international authorities.

The FDA and various other authorities will inspect our facilities from time to time to determine whether we are in compliance with regulations relating to medical device manufacturing, including regulations concerning design, manufacturing, testing, quality control, product labeling, distribution, promotion, and record keeping practices. A determination that we are in material violation of such regulations could lead to the imposition of civil penalties, including fines, product recalls, product seizures or, in extreme cases, criminal sanctions. Even if regulatory approvals to market a product are obtained from the FDA, such approvals may contain limitations on the indicated uses of our eSVS Mesh. The FDA could also limit or prevent the manufacture or distribution of our eSVS Mesh and has the power to require the recall of products. FDA regulations depend heavily on administrative interpretation, and there can be no assurance that the future interpretations made by the FDA or other regulatory bodies with possible retroactive effect will not adversely affect us.

Our promotional and marketing activities will be subject to regulation by the FDA and international authorities, and we could face severe penalties if we are found to be promoting our eSVS Mesh for an unapproved use.

If the FDA or international authorities determine that our promotional materials or activities constitute promotion of our eSVS Mesh for an unapproved use, it could demand that we cease the use of or modify our promotional materials or subject us to regulatory enforcement actions, including the issuance of a warning letter, injunction, civil fine and criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider promotional or other materials to constitute promotion of our eSVS Mesh for an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement.

Our success will also be dependent on complying with foreign regulatory requirements, and our inability to do so could result in sales of our eSVS Mesh being restricted internationally.

Our sales will initially be dependent upon sales of our eSVS Mesh outside the United States. Foreign regulatory bodies have established varying regulations governing product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. We rely heavily upon independent foreign distributors to comply with such foreign regulatory requirements. Our inability or failure, or the inability or failure of such foreign distributors, to comply with varying foreign regulation or the imposition of new regulations could restrict the sale of our eSVS Mesh internationally and thereby harm our business.

Legislation may negatively affect coverage and reimbursement levels for our eSVS Mesh.

Even if third-party payors provide adequate coverage and reimbursement for our eSVS Mesh, adverse changes in third-party payors’ general policies toward reimbursement could preclude market acceptance for our eSVS Mesh and harm our potential sales and sales growth, which in turn would harm our business. Recently, healthcare reform legislation was signed into law in the United States and we expect that there will continue to be legislative proposals for governmental controls over healthcare in the United States and other countries. Some third-party payors also require pre-approval of coverage or companies to demonstrate the superiority of their product before they will reimburse healthcare providers who use such devices or procedures.

The trend toward managed healthcare in the United States and other countries and legislation intended to reduce the cost of government insurance programs will significantly influence the purchase of healthcare services and products, and could result in lower or no reimbursement for our eSVS Mesh.

It is uncertain whether our eSVS Mesh will be viewed as sufficiently cost-effective to warrant adequate coverage and reimbursement levels.

Our operations involve hazardous materials, and we must comply with environmental laws and regulations.

We are subject to a variety of state and local regulations relating to the use, handling, storage, disposal and human exposure to hazardous and toxic materials. We currently generate small quantities of waste alcohol and acids, classifying us as a Very Small Quantity Generator with the Minnesota Pollution Control Agency, which requires us to comply with county and state registration requirements. We expect that compliance costs will be less than $5,000 for 2014. However, environmental laws could become more stringent over time, and we may increase the use of hazardous materials in our operations in the future, which could impose greater compliance costs on us and increase the risks and penalties associated with violations, any of which could harm our business. Compliance with future environmental and safety laws and regulations could restrict our ability to expand our facilities, impair our research, development or production efforts, or require us to incur other significant expenses. We could incur costs, fines and civil and criminal sanctions, third-party property damage or personal injury claims, or could be required to incur substantial investigation or remediation costs, if we were to violate or become liable under environmental laws. There can be no assurance that violations of environmental laws or regulations will not occur in the future as a result of the inability to obtain permits, human error, accident, equipment failure or other causes.

U.S. healthcare reform legislation includes provisions that may adversely affect our business and results of operations.

As the 2010 U.S. healthcare law continues to be phased in, we believe the law may have an impact on various aspects of our business operations. The law’s Medicare payment reforms, such as accountable care organizations and bundled payments, may provide incentives for healthcare providers to reduce spending on our eSVS Mesh and reduce utilization of hospital procedures that use our eSVS Mesh if and when our eSVS Mesh receives FDA approval. Accordingly, while it is still too early to fully understand and predict the ultimate impact of the law on our business, ongoing implementation of this legislation could have a material adverse effect on our results of operations and cash flows.

Risks Associated With This Offering and Our Common Stock

Our management will have broad discretion as to the use of the proceeds of this offering.

We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $0.70 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.38 per share in the net tangible book value of the common stock. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

If we fail to satisfy applicable listing standards, including maintenance of a minimum bid price of $1.00 per share, our common stock may be delisted from NASDAQ.

Our common stock is currently traded on NASDAQ. NASDAQ imposes, among other requirements, listing maintenance standards including a minimum bid price per share. On September 5, 2013, we received a notification letter from the Listing Qualifications Staff of NASDAQ notifying us that we are not in compliance with minimum bid price rule in NASDAQ Listing Rule 5550(a)(2) because the closing bid price per share of our common stock had been below $1.00 per share for 30 consecutive trading days prior to the notification letter. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we have until March 4, 2014 to regain compliance with the minimum bid price rule. To regain compliance with the minimum bid price rule, the closing bid price of our common stock must remain at $1.00 per share or more for a minimum of 10 consecutive trading days. If we are unable to regain compliance by March 4, 2014, we may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the minimum bid price rule. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for NASDAQ, other than the minimum bid price requirement, and will need to provide written notice to NASDAQ of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If we do not regain compliance during the initial 180-day compliance period and are not eligible for the second compliance period or if we fail to regain compliance during the second 180 day compliance period, then NASDAQ will notify us of its determination to delist our common stock, at which point we would have an opportunity to appeal the delisting determination to a hearings panel. We intend to monitor the closing bid price of our common stock and may, if appropriate, consider implementing available options to regain compliance with minimum bid price rule. We have not decided whether we would effect a reverse stock split and thus be eligible for the 180-day compliance period. If the closing bid price of our common stock is not at $1.00 per share or more for a minimum of 10 consecutive trading days by March 4, 2014 and we decide not to commit to effect a reverse stock split, NASDAQ likely will notify us of its determination to delist our common stock. There are no assurances that our closing bid price will maintain compliance with the minimum bid price rule or that we will effect a reverse stock split to regain compliance and our common stock may be delisted from NASDAQ. If our common stock were delisted from NASDAQ, the delisting could lead to a number of negative implications, including reduced liquidity in our common stock, the loss of federal preemption of state securities laws and greater difficulty in obtaining financing.

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our common stock, preferred stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

We may experience volatility in our stock price, which may adversely affect the trading price of our common stock.

The market price of our common stock has ranged from a low of $0.63 to a high of $1.74 per share during 2013 and through January 15, 2014, and it may continue to experience significant volatility from time to time. In addition to the risk factors discussed elsewhere in this section, the following factors, many of which are outside of our control, could cause the market price of our common stock to decrease significantly in the future:

●	inconclusive or failed clinical trial outcomes of our eSVS Mesh;

●	failure to achieve market acceptance for our eSVS Mesh;

●	inability to manufacture our eSVS Mesh in adequate quantities or to commercial standards;

●	departure of key personnel;

●	inability to hire, train and retain qualified personnel to support our growth;

●	variations in our quarterly operating results or those of companies that are perceived to be similar to us;

●	announcements by our competitors of significant technological developments;

●	changes in governmental regulations and standards;

●	litigation related to patent infringement and product liability claims;

●	changes to financial estimates by equity research analysts;

●	sales of common stock or other securities by us in the future;

●	decreases in market valuations of similar companies; and

●	fluctuations in stock market prices and volumes.

Each of these factors, among others, could cause the market price of our stock to decline significantly in the future.

In addition, the stock markets have been extremely volatile. Securities class action litigation is often initiated against a company following a period of volatility in the market price of the company’s securities. If class action litigation is initiated against us, we would incur substantial costs and our management’s attention would be diverted from our operations.

Our outstanding options and warrants and the availability for resale of the underlying shares may adversely affect the trading price of our common stock.

As of September 28, 2013, we had outstanding stock options to purchase 1,386,250 shares of our common stock at a weighted-average exercise price of $2.87 per share and outstanding warrants to purchase approximately 678,125 shares of common stock at a weighted-average exercise price of $2.23 per share. Our outstanding options and warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders of these options and warrants can be expected to exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding options and warrants. For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options and warrants will also dilute the ownership interests of our existing stockholders.

We have registered with the SEC the resale by the holders of some of the shares of our common stock issuable upon exercise of our outstanding options and warrants. The availability of these shares for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable research or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock will rely in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. Equity research analysts may elect not to provide research coverage of our common stock, which may adversely affect the market price of our common stock. If equity research analysts do provide research coverage of our common stock, the price of our common stock could decline if one or more of these analysts downgrade our common stock or if they issue other unfavorable commentary about us or our business. If one or more of these analysts ceases coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

Future sales of our common stock by our existing stockholders could cause our stock price to decline and cause you to lose part or all of your investment.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of our common stock could also depress the market price of our common stock. We may file registration statements with the SEC covering shares available for future issuance under Kips Bay Medical, Inc. 2013 Equity Incentive Plan or other shares sold by us or our stockholders.

Our directors, executive officers and significant stockholders have substantial control over us and could limit stockholders’ ability to influence the outcome of key transactions, including changes of control.

As of January 15, 2014, our directors and executive officers and their affiliated entities beneficially own 21.0% of our outstanding common stock. In addition, Kips Bay Investments, LLC beneficially owns 25.2% and Mr. Villafaña, our Chairman and Chief Executive Officer, beneficially owns 19.6% of our outstanding common stock, and together are able to control or influence significantly all matters requiring approval by our stockholders. After the completion of this offering, our directors and executive officers and their affiliated entities will beneficially own 17.7% of our outstanding common stock, and Kips Bay Investments, LLC will beneficially own 21.1% and Mr. Villafaña will beneficially own 16.4% of our outstanding common stock. Our directors, executive officers, significant stockholders and affiliated entities, if acting together, are able to control or influence significantly all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other significant corporate transactions. These stockholders may have interests that differ from other stockholders, and they may vote in a way with which other stockholders disagree and that may be adverse to the interests of other stockholders. The concentration of ownership of our common stock may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company, and may affect the market price of our common stock. This concentration of ownership of our common stock may also have the effect of influencing the completion of a change in control that may not necessarily be in the best interests of all of our stockholders.

Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.

Provisions of our certificate of incorporation and amended and restated bylaws and applicable provisions of Delaware law may make it more difficult for or prevent a third party from acquiring control of us without the approval of our board of directors. These provisions:

●	set limitations on the removal of directors;

●	limit who may call a special meeting of stockholders;

●	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon at stockholder meetings;

●	do not permit cumulative voting in the election of our directors, which would otherwise permit less than a majority of stockholders to elect directors;

●	prohibit stockholder action by written consent unless unanimous, thereby requiring all stockholder actions to be taken at a meeting of our stockholders; and

●	provide our board of directors the ability to designate the terms of and issue preferred stock without stockholder approval.

We have a special meeting of our stockholders scheduled to be held on February 4, 2014 at which time our stockholders will vote on a proposal to amend our certificate of incorporation to increase the number of authorized shares of our common stock from 40 million to 90 million. Although we have not proposed the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of our company, under certain circumstances, such shares could have an anti-takeover effect. The additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of our company or could be issued to persons allied with our board of directors or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the proposed charter amendment is approved by our stockholders, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of our board of directors or management.

In addition, Section 203 of the Delaware General Corporation Law generally limits our ability to engage in any business combination with certain persons who own 15% or more of our outstanding voting stock or any of our associates or affiliates who at any time in the past three years have owned 15% or more of our outstanding voting stock. These provisions may have the effect of entrenching our management team and may deprive stockholders of the opportunity to sell their shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

Raising additional capital may cause dilution to our stockholders or restrict our operations.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, stockholders’ ownership interests will be diluted, and the terms may include liquidation or other preferences that adversely affect their rights as stockholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, making capital expenditures or declaring dividends. Any of these events could adversely affect our ability to achieve our product development and commercialization goals and harm our business.

Our certificate of incorporation allows us to authorize and issue preferred stock with rights and preferences superior to our common stock without stockholder approval, and the terms of any preferred stock issued may reduce the value of our common stock.

We are authorized to issue shares of preferred stock in one or more series. Our board of directors may determine the terms of future preferred stock offerings without further action by our stockholders, other than Kips Bay Investments, LLC. Prior to issuing any capital stock with rights, preferences or limitations equal or superior to our common stock owned by Kips Bay Investments, LLC or debt securities convertible into capital stock with rights, preferences or limitations equal or superior to our common stock owned by Kips Bay Investments, LLC, we must obtain the consent of Kips Bay Investments, LLC. If we issue preferred stock, it could affect your rights or reduce the value of our outstanding common stock. In particular, specific rights granted to future holders of preferred stock may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, sinking fund provisions, and restrictions on our ability to merge with or sell our assets to a third party.

We do not intend to declare dividends on our common stock and stockholders should not expect to receive dividends on their common stock in the foreseeable future.

We currently intend to retain all future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends on our common stock will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions and other factors deemed relevant by our board of directors. Therefore, our stockholders should not expect to receive dividend income from shares of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting the underwriting discount and the estimated offering expenses payable by us, will be approximately $3.1 million (or approximately $3.6 million if the underwriters exercise the over-allotment option in full).

We intend to use the net proceeds of this offering for working capital and general corporate purposes, including funding the process of seeking regulatory approval to market our eSVS Mesh in the United States and abroad, including continuing our human clinical trials. As of the date of this prospectus supplement, we cannot specify with certainty the particular uses of the proceeds from this offering. As a result, our management will retain broad discretion in the allocation and use of the net proceeds from this offering. Pending their use as described above, we intend to invest the net proceeds of this offering in high-quality, short-term, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, and current and anticipated cash needs.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 28, 2013:

●	on an actual basis; and

●

on an adjusted basis to give effect to the issuance of 5,250,000 shares of our common stock, at the public offering price of $0.70 per share, after deducting the underwriting discount and the estimated offering expenses payable by us, assuming no exercise of the over-allotment option.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements and notes thereto incorporated by reference in this prospectus supplement and accompanying prospectus. See “Summary—The Offering” for information relating to the expected number of shares of our common stock to be outstanding after this offering. In addition, we have a special meeting of our stockholders scheduled to be held on February 4, 2014 at which time our stockholders will vote on a proposal to amend our certificate of incorporation to increase the number of authorized shares of our common stock from 40 million to 90 million.

	As of September 28, 2013
(unaudited) (in thousands, except share data)	Actual	As Adjusted
Cash and cash equivalents	$1,955	$5,089

Short-term investments	4,277	4,277

Total assets	7,642	10,776

Stockholders’ equity:

Undesignated Stock, $0.01 par value, 10,000,000 shares authorized; no shares issued and outstanding	—	—

Common Stock, $0.01 par value, 40,000,000 shares authorized; 26,979,079 shares issued and outstanding, actual and 32,229,079 shares issued and outstanding, as adjusted	270	322

Additional paid-in capital	41,355	44,437

Accumulated deficit	(34,376)	(34,376)

Total stockholders’ equity	7,249	10,383

Total liabilities and stockholders’ equity	$7,642	$10,776

DILUTION

Purchasers of common stock offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible book value as of September 28, 2013 was approximately $0.27 per share of our common stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of September 28, 2013.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of shares of common stock in this offering at a public offering price of $0.70 per share, and after deducting the underwriting discount and the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 28, 2013 would have been approximately $0.32 per share of common stock. This represents an immediate increase in net tangible book value of $0.05 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $0.38 per share of common stock to investors participating in this offering. The following table illustrates this per share dilution:

Public offering price per share		$0.70
Net tangible book value per share as of September 28, 2013	$0.27
Increase in net tangible book value per share attributable to this offering	0.05
As adjusted net tangible book value per share as of September 28, 2013, after giving effect to this offering		0.32
Dilution per share to new investors participating in this offering		$0.38

The above table is based on 26,979,079 shares of common stock outstanding as of September 28, 2013, and excludes:

●	1,386,250 shares of our common stock subject to options outstanding as of September 28, 2013 having a weighted-average exercise price of $2.87 per share;

●	2,440,000 shares of our common stock that have been reserved for issuance in connection with future grants under our stock option plans as of September 28, 2013;

●	678,125 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of September 28, 2013 having a weighted-average exercise price of $2.23 per share; and

●	785,000 additional shares of our common stock to cover over-allotments, if any.

If the underwriters exercise in full their option to purchase 785,000 shares of common stock at the public offering price of $0.70 share, the as adjusted net tangible book value after this offering would be $0.33 share, representing an increase in net tangible book value of $0.06 share to existing stockholders and immediate dilution in net tangible book value of $0.37 per share to purchasers in this offering at the public offering price.

To the extent that any options or warrants are exercised, new options are issued under the Kips Bay Medical, Inc. 2013 Equity Incentive Plan or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there will be further dilution to purchasers of common stock in this offering.

UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement, dated January 23, 2014, with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Aegis Capital Corp.	5,250,000
Total	5,250,000

The underwriters are committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if it purchases any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 785,000 shares from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Over-Allotment Option	Total With Over- Allotment Option

Public offering price	$0.70	$3,675,000	$4,224,500
Underwriting discount (7%)	$0.049	$257,250	$295,715
Proceeds, before expenses, to us	$0.651	$3,417,750	$3,928,785
Non-accountable expense allowance (1%)(1)	$0.007	$36,750	$36,750

 (1) The expense allowance of 1% is not payable with respect to the shares sold upon exercise of the underwriters’ over-allotment option.

The underwriters propose to offer the shares offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $0.028 per share. After the initial offering, the public offering price and concession to dealers may be changed.

We have paid an expense deposit of $10,000 to the representative, which will be applied against the accountable expenses that will be paid by us to the representative in connection with this offering. The underwriting agreement provides that in the event the offering is terminated, the $10,000 expense deposit paid to the representative will be returned to us to the extent that offering expenses are not actually incurred by the representative.

We have also agreed to pay the representative’s expenses relating to the offering, including (a) all filing fees associated with the review of the offering by FINRA; (b) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $5,000 in the aggregate; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under state securities laws, or “blue sky” laws, or under the securities laws of foreign jurisdictions designated by the underwriters; (d) the costs associated with commemorative lucite tombstones in such quantities as the representative may reasonably request and not to exceed $5,000; (e) upon successfully completing this offering, $21,775 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; and (f) upon successfully completing this offering, up to $5,000 of the representative’s actual accountable road show expenses for the offering.

To the extent FINRA deems the compensation in the offering unreasonable, the underwriters will reduce such compensation in accordance with FINRA Rule 5110.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discount and expense reimbursement, will be approximately $245,000.

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements. We, and our directors, executive officers and 5% beneficial stockholders, have entered into lock up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of ninety (90) days from the effective date of this offering without the prior written consent of the representative, agree not to (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock, or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of the common stock. Notwithstanding these limitations, these common shares may be transferred by gift, will or intestate succession, or by judicial decree under certain limited circumstances.

The lock-up period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release. This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, (1) the issuance by us of stock options pursuant to our existing stock incentive plans, and (2) the issuance of common stock upon the exercise of outstanding stock options and warrants.

Any of the securities subject to the lock-up agreement may be released in whole or part from the terms thereof only upon the approval of the representative; provided, however, that we must announce any such release through a major news service and such release will only be effective two business days after the publication date of such press release.

Representative’s Warrants. We have agreed to issue to the representative warrants to purchase up to a total of 262,500 shares of common stock (5% of the shares of common stock sold in this offering, but excluding the over-allotment option). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(i). The warrants are exercisable at a per share price equal to $0.875 per share, or 125% of the public offering price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of effectiveness. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal. Subject to certain limited exceptions, until six (6) months after the date of effectiveness of the offering, the representative has a right of first refusal to purchase for its account or to sell for our account, or any subsidiary or successor, any securities of our company or any such subsidiary or successor which we or any subsidiary or successor may seek to sell in public or private equity and public debt offerings during such six (6)-month period on terms and conditions customary for the representative.

Electronic Offer, Sale and Distribution of Shares. A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees, however, except as disclosed in this prospectus supplement, we have no present arrangements with any of the underwriters for any further services.

Kips Bay Investments, LLC has consented to the issuance of our common stock in connection with this offering.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

●

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●

Overallotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriters may close out any short position by exercising their overallotment option and/or purchasing shares in the open market.

●

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option. If the underwriters sell more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares or common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on NASDAQ in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the common stock under this prospectus supplement is only made to persons to whom it is lawful to offer the common stock without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the common stock sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

China

The information in this document does not constitute a public offer of the common stock, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The common stock may not be offered or sold directly or indirectly in the People’s Republic of China to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of common stock will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of common stock has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c) to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of Kips Bay Medical. or any underwriter for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall result in a requirement for the publication by Kips Bay Medical of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The common stock has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the common stock have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common stock cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common stock has not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The common stock offered by this prospectus supplement has not been approved or disapproved by the Israeli Securities Authority, or the “ISA,” nor has such common stock been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus supplement; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock being offered. Any resale in Israel, directly or indirectly, to the public of the common stock offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the common stock in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common stock may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●

to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the common stock or distribution of any offer document relating to the common stock in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the common stock in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common stock being declared null and void and in the liability of the entity transferring the common stock for any damages suffered by the investors.

Japan

The common stock have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common stock may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common stock is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The common stock has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common stock have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissao do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common stock in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common stock be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument)). Any offering of common stock in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the common stock has been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has Kips Bay Medical received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common stock within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common stock, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by Kips Bay Medical.

No offer or invitation to subscribe for common stock is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the common stock. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common stock may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common stock has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to Kips Bay Medical.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota. Certain legal matters in connection with this offering will be passed upon for the underwriters by Reed Smith LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Information on our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. Any statement in a document we incorporate by reference into this prospectus supplement or the accompanying prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement or the accompanying prospectus, as applicable, except as modified or superseded.

We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●

our annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 28, 2013 (including information specifically incorporated by reference into our annual report on Form 10-K from our definitive proxy statement for our annual meeting of stockholders held on May 22, 2013);

●

our quarterly reports on Form 10-Q for the quarterly periods ended March 30, 2013, June 29, 2013 and September 28, 2013, filed with the SEC on May 9, 2013, August 8, 2013 and November 7, 2013, respectively;

●	our current reports on Form 8-K filed with the SEC on January 28, 2013, February 8, 2013, March 4, 2013, March 18, 2014, May 24, 2013, September 6, 2013 and January 17, 2014;

●	Our definitive proxy statement for a special meeting of stockholders to be held on February 4, 2014 filed with the SEC on December 26, 2013; and

●

the description of our securities as described in our registration statement on Form 8-A filed under the Exchange Act on February 9, 2011 (File No. 1-35080), and any amendment or report filed for the purpose of updating any such description.

We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K).

Statements made in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus supplement). Requests should be directed to:

Kips Bay Medical, Inc.

3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

Attention: Corporate Secretary

(763)-235-3540

Prospectus

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Offered by Kips Bay Medical, Inc.

539,620 Shares of Common Stock

Offered by Selling Stockholders

This prospectus relates to the securities identified above that we may sell from time to time in one or more offerings up to a total public offering price of $50,000,000 on terms to be determined at the time of sale. In addition, selling stockholders identified under the heading “Selling Stockholders” of this prospectus may from time to time offer and sell up to 539,620 shares of our common stock. We will not receive any proceeds from the sale of our common stock by selling stockholders, but we may pay certain registration and offering fees and expenses.

This prospectus provides a general description of the securities we or the selling stockholders may offer. Each time we offer securities, we will provide one or more supplements to this prospectus that will provide the specific terms of the securities offered. We also may authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein or therein, before you invest in our securities.

We or any selling stockholder may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If we or the selling stockholders use underwriters, dealers or agents to sell securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of the securities and the net proceeds we or any selling stockholders expect to receive from that sale also will be set forth in a prospectus supplement.

Our common stock is traded on The NASDAQ Capital Market under the symbol “KIPS.” On December 11, 2013, the closing sale price of our common stock on The NASDAQ Capital Market was $0.76 per share. As of December 11, 2013, the aggregate market value of our outstanding common stock held by non-affiliates was $11.1 million, based on 26,979,079 shares of outstanding common stock, of which 14,603,205 shares were held by non-affiliates, and a per share price of $0.76 based on the closing sale price of our common stock on that date. We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves a high degree of risk. We refer you to the section entitled “Risk Factors” on page 3 of this prospectus and in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2013.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
ABOUT KIPS BAY MEDICAL, INC.	2
RISK FACTORS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
THE SECURITIES THAT MAY BE OFFERED	5
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF WARRANTS	22
DESCRIPTION OF UNITS	24
GLOBAL SECURITIES	25
SELLING STOCKHOLDERS	28
PLAN OF DISTRIBUTION	30
LEGAL MATTERS	32
EXPERTS	32
WHERE YOU CAN FIND MORE INFORMATION	32
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	33

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may sell securities in one or more offerings up to a total dollar amount of $50,000,000, and the selling stockholders identified in this prospectus under the heading “Selling Stockholders” may sell up to an aggregate amount of 539,620 shares of common stock in one or more offerings. We will not receive any proceeds from the sale of common stock by the selling stockholders.

This prospectus provides a general description of the securities we or the selling stockholders may offer and the general manner in which the securities may be offered. Each time we sell securities under this prospectus, we will provide one or more prospectus supplements that will contain more specific information about the terms of the offering. We also may authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. If required for the particular sale, we also will provide one or more prospectus supplements when a selling stockholder offers shares of common stock that contains specific information about the terms of that offering. Any prospectus supplement and free writing prospectus may add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Information and management estimates contained in this prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus concerning the medical device industry and the coronary artery bypass graft market, including our general expectations and market position, market opportunity and market share, are based on publicly available information, such as clinical studies, academic research reports and other research reports. The management estimates are also derived from our internal research, using assumptions made by us that we believe to be reasonable and our knowledge of the industry and markets in which we operate and expect to compete. None of the sources cited in this prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus has consented to the inclusion of any data from its reports, nor have we sought their consent. Our internal research has not been verified by any independent source, and we have not independently verified any third-party information. Such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context requires otherwise, in this prospectus, the terms “Kips Bay,” the “Company,” “we,” “us,” “our” and similar references refer to Kips Bay Medical, Inc.; the term “common stock” refers to our common stock, par value $0.01 per share; the term “preferred stock” refers to our undesignated preferred stock, par value $0.01 per share; the term “securities” refers our common stock, preferred stock, debt securities, warrants and units; and the term “selling stockholders” refers to the stockholders identified in this prospectus under the heading “Selling Stockholders” who may sell up to 539,620 shares of common stock under this prospectus.

ABOUT KIPS BAY MEDICAL, INC.

Business Overview

We are a medical device company focused on developing, manufacturing and commercializing our external saphenous vein support technology, the eSVS® Mesh, for use in coronary artery bypass surgery, or CABG, surgery. Our eSVS Mesh is designed to be fitted like a sleeve on the outside of saphenous vein grafts (referred to as SVGs or vein grafts) to strengthen SVGs used in CABG surgery. By strengthening the SVG and preventing the damaging expansion of the vein graft, we hope to reduce or prevent the resulting injury which can lead to SVG failure and potentially costly and complicated re-interventions for patients undergoing CABG surgery.

CABG is one of the most commonly performed cardiac surgeries in the world. According to the Cleveland Clinic, each year, over 800,000 CABG surgeries are performed worldwide. According to results published in the European Journal of Cardio-Thoracic Surgery in 2009, each CABG procedure involves an average of 3.3 bypass grafts. In CABG procedures, the left internal mammary artery, or LIMA, is most commonly used to bypass the left anterior descending artery, or LAD, and saphenous veins are used for any remaining grafts.

In CABG procedures, surgeons harvest blood vessels, including the LIMA from the chest and the saphenous vein from the leg, and attach the harvested vessels to provide blood flow around, and thereby bypassing, blockages in coronary arteries. The effectiveness of the procedure, however, is often limited by the failure rate of SVGs, which has been shown in various studies and reports to range from 7% to 26% one year after surgery and 40-50% ten years after surgery. Failure of vein grafts is typically evidenced by partial or complete blockage and this compromised blood flow can lead to chest pain/angina, congestive heart failure, irregular heartbeat, myocardial infarction (heart attack) or death. Vein graft failures can lead to the need for further, costly coronary interventions up to and including re-doing the CABG surgery. A repeat of a CABG procedure to repair a failing or failed graft is a technically more difficult procedure with mortality rates three to five times higher than the original CABG procedure.

We believe the use of our eSVS Mesh with SVGs in CABG surgery can strengthen the SVG and prevent the damaging consequences of expansion of the vein graft. We hope to reduce or prevent the resulting injury which can lead to SVG failure and thereby reduce the need for costly and complicated re-interventions for patients undergoing CABG surgery and improve patients’ quality of life. To strengthen an SVG, the eSVS Mesh is manufactured from nitinol wire which gives it considerable strength, while remaining highly flexible and kink-resistant.

We received authorization to apply the CE Mark to our eSVS Mesh in May 2010 and we began marketing and commenced shipments in select international markets in June 2010. In November 2013 we received an updated CE Mark expanding our ability to market the eSVS Mesh for use with sequential grafts. A single graft that is connected from the aorta to multiple coronary arteries is referred to as a sequential graft. Our eSVS Mesh is a novel product and we are not aware of the establishment of any specific or supplemental reimbursements for it. To date, sales of our eSVS Mesh have been limited.

We are currently conducting a feasibility trial for the U.S Food and Drug Administration, or FDA. This trial is a multi-center, randomized study of external saphenous vein support using our eSVS Mesh in CABG surgery and is titled the “eMESH I” study. The objective of this study is to demonstrate the initial safety and performance of the eSVS Mesh for use as an external saphenous vein graft support device during CABG surgery. We expect to enroll up to 120 patients at ten international and four U.S. sites and further expect to use the data from this study as the basis for the filing of a request for an investigational device exemption, or IDE, to perform a pivotal trial which is required to demonstrate clinical effectiveness and to support a request for approval to sell our eSVS Mesh in the United States. Enrollments in this trial commenced internationally in late August 2012 at the Bern University Hospital in Switzerland and in the United States in February 2013 at the Northeast Georgia Medical Center in Gainesville, Georgia. The primary safety endpoint is the 30 day rate of MACE, defined as the rate of the composite of total mortality, myocardial infarction (heart attack), and/or coronary target vessel revascularization (percutaneous coronary intervention or CABG) within 30 days of the procedure. The eSVS Mesh performance will be evaluated based upon the angiographic patency rate of the enrolled grafts, where patency is defined as less than 50% stenosis, or blockage, of the SVG at six months after surgery. As of November 1, 2013, eight sites in Europe and four sites in the United States have enrolled or are recruiting patients for the trial. We are also in the process of adding up to two additional international sites. As of November 1, 2013, 43 patients had been enrolled in the eMESH I clinical feasibility trial. Based upon initial discussions with the FDA, we have implemented a modification to the study protocol allowing the enrollment of patients with only one qualifying graft. The intent of this modification is to increase enrollments in the trial. During the third quarter of 2013, the first two European sites received their internal approvals and began enrolling patients with one qualifying graft. We intend to seek approval of this modification for the remaining European sites and from the FDA. Patients will be followed through hospital discharge, with additional follow-up visits at 30 days, three months, six months, one year and yearly thereafter through five years. However, only the results through the six month follow-up visit will be submitted to the FDA as part of an application for an IDE to conduct a pivotal trial in the United States.

In addition to the feasibility trial, we also are conducting a post-market study intended to support our international reimbursement and marketing activities with a clinical evaluation of the short-term (three to six months) and long-term (two years) post-implant patency of our eSVS Mesh in the treatment of SVGs used in CABG, as compared with prospective SVG CABG without our eSVS Mesh. This study is being performed at the University Hospital Basel, Clinic for Cardiac Surgery, in Basel, Switzerland and has reached its initial target enrolment of 20 patients.

Corporate Information

We were incorporated in the state of Delaware on May 1, 2007. Our principal executive offices are located at 3405 Annapolis Lane North, Suite 200, Minneapolis, Minnesota 55447. Our telephone number is (763) 235-3540. Our website is located at www.KipsBayMedical.com. The information contained on or connected to our website is not a part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Kips Bay Medical®, eSVS®, the Kips Bay Medical logo, and other trademarks or service marks of Kips Bay Medical, Inc. appearing in this prospectus and the documents incorporated by reference into this prospectus are our property. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of the respective holders.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2012 and the heading “Special Note Regarding Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2012 and subsequent quarterly reports on Form 10-Q for the quarters ended March 30, 2013, June 29, 2013 and September 28, 2013, which are incorporated herein by reference in their entirety, and any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. If any of the risks or uncertainties described in those risk factors actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations and prospects and could cause the trading price of our common stock or value of our securities to decline, resulting in a loss of all or part of your investment. To the extent that any particular offering of the securities described in this prospectus implicates additional risks, we will include a discussion of those risks in an applicable prospectus supplement or free writing prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, operating results and business.

We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “hope,” “predict,” “anticipate,” “estimate” or “continue” other words and terms of similar meaning and the use of future dates. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially from those matters expressed or implied by our forward-looking statements. Forward-looking statements (including oral representations) are only predictions or statements of current plans and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2012 and the heading “Special Note Regarding Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2012 and subsequent quarterly reports on Form 10-Q for the quarters ended March 30, 2013, June 29, 2013 and September 28, 2013, which are incorporated herein by reference in their entirety, and any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. For more information regarding risks, uncertainties and factors that could cause our actual results to differ materially from what we have anticipated in our forward-looking statements or otherwise could materially adversely affect our business, financial condition or operating results, see the risks described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2012 and the heading “Special Note Regarding Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2012 and subsequent quarterly reports on Form 10-Q for the quarters ended March 30, 2013, June 29, 2013 and September 28, 2013, which are incorporated herein by reference in their entirety, and any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. Such risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no obligation to update, amend or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except as otherwise required by law. We advise you, however, to consult any further disclosures we make on related subjects in our future annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K we file with or furnish to the SEC.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities from primary offerings under this prospectus for working capital and general corporate purposes, including funding the process of seeking regulatory approval to market our eSVS Mesh in the United States and abroad, including continuing our human clinical trials, and the evaluation of additional applications of our eSVS Mesh and the acquisition or investment in complementary businesses, technologies, services or products in the event we identify opportunities for such acquisitions or investments that we believe are in the best interests of our stockholders. We have no current plans, agreements or commitments with respect to any such acquisitions or investments, and we are not currently engaged in any negotiations with respect to any such transaction. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific primary offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade and interest-bearing instruments.

We will not receive any proceeds from the sale of common stock in a secondary offering by the selling stockholders. However, if the selling stockholders holding warrants were to exercise their warrants in full, we would receive $802,450 if a cashless exercise does not occur. Any proceeds received from the exercise of the warrants will be used for working capital and general corporate purposes. The selling stockholders will pay any underwriting or broker discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the common stock in a secondary offering. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

THE SECURITIES THAT MAY BE OFFERED

The descriptions of the securities contained in this prospectus, together with applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that may be offered under this prospectus and any applicable prospectus supplement. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement whether the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●  common stock;

●  preferred stock;

●  debt securities;

●  warrants to purchase any of the securities listed above; and

●  units consisting of any combination of the securities listed above.

The selling stockholders may sell up to 539,620 shares of our common stock from time to time, in one or more offerings under this prospectus and any applicable prospectus supplements.

The total dollar amount of all securities that we may sell under this prospectus and applicable prospectus supplements will not exceed $50,000,000. In no event, however, will we sell securities in a primary offering pursuant to General Instruction I.B.6 of Form S-3 with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities by us unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock describes important provisions of our capital stock and describes certain material provisions of our certificate of incorporation and amended and restated bylaws. This description is qualified by our certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.

Our authorized capital stock consists of:

●	40,000,000 shares of common stock, par value $0.01 per share; and

●	10,000,000 shares of undesignated preferred stock, par value $0.01 per share.

Common Stock

As of December 6, 2013, there were 26,979,079 shares of common stock outstanding held of record by 64 stockholders.

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. All outstanding shares of common stock are fully paid and nonassessable and all shares of common stock offered by us under this prospectus and an applicable prospectus supplement, will, when issued, be fully paid and nonassessable. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared out of legally available funds at the times and the amounts as our board of directors may from time to time determine. Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate in the future. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

We currently have no outstanding shares of preferred stock. Under our certificate of incorporation, our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each series, the board of directors is required by the General Corporation Law of the State of Delaware, or the DGCL, and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

●	the number of shares constituting each class or series;

●	voting rights;

●	rights and terms of redemption, including sinking fund provisions;

●	dividend rights and rates;

●	dissolution;

●	terms concerning the distribution of assets;

●	conversion or exchange terms;

●	redemption prices; and

●	liquidation preferences.

All shares of preferred stock offered by us under this prospectus and an applicable prospectus supplement will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or that holders might believe to be in their best interests.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

●	the title and stated value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

●	the procedures for any auction and remarketing, if any, for the preferred stock;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	the provision for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

●

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

●	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

●	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

●	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term equity securities does not include convertible debt securities.

Pursuant to the terms of an investment agreement, dated July 19, 2007, between Kips Bay Investments, LLC, or KBI, and us, we agreed not to create or issue, or obligate our company to create or issue (whether by amendment to our certificate of incorporation or by reclassification, merger, consolidation, reorganization or otherwise) any shares of our capital stock, or debt securities convertible into shares of our capital stock, with rights, preferences or privileges that are equal or superior to our common stock, without written approval of KBI. This provision in the investment agreement will terminate upon the earlier of (i) completion of a “qualified IPO” or an acquisition of our company; or (ii) the date on which KBI no longer owns ten percent of the voting power of our outstanding common stock entitled to vote. A “qualified IPO” is defined as a sale of our common stock in a firm commitment underwritten public offering pursuant to a registration statement which results in net proceeds of at least $20,000,000.

Stock Options and Warrants

As of December 6, 2013, we had outstanding options to purchase an aggregate of 1,384,250 shares of our common stock at a weighted average exercise price of $2.87 per share under the Kips Bay Medical, Inc. 2013 Equity Incentive Plan and the Kips Bay Medical, Inc. 2007 Long-Term Incentive Plan. All outstanding options provide for adjustments in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in our corporate structure. As of December 6, 2013, 2,440,000 additional shares of common stock were reserved and available for issuance under the Kips Bay Medical, Inc. 2013 Equity Incentive Plan.

As of December 6, 2013, there were also outstanding options to purchase an aggregate of 103,125 shares of common stock issued to the underwriters in connection with our February 2011 initial public offering. These warrants have a five year term, which expires on February 10, 2016, and an exercise price of $10.00 per share.

As of December 6, 2013, there were also outstanding warrants to purchase an aggregate of 500,000 shares of common stock issued to the underwriters in connection with our December 2012 public offering. These warrants have a five year term, which expires on December 21, 2017, and an exercise price of $0.8125 per share.

As of December 6, 2013, there were also outstanding warrants to purchase an aggregate of 75,000 shares of common stock issued to an outside consultant engaged to provide certain services to us. These warrants have a three and one half year term, which expires on April 1, 2017, and an exercise price of $1.00 per share.

Registration Rights

The investment agreement, dated July 19, 2007, between Kips Bay Investments, LLC and us provides that we will file a registration statement under the Securities Act covering the re-sale of 1,000,000 or more shares of our common stock within 90 days of a request by KBI. We are not obligated to take any registration-related actions during the following periods:

●

during the period starting with the date that is 90 days prior to our good faith estimated date of filing of, and ending on the date three months immediately following the effective date of, any registration statement pertaining to our securities, provided certain conditions are met;

●	after we have effected two registrations of our securities for KBI, excluding registrations effected on Form S-3 or any successor form, and such registrations have been declared effective; and

●

if we furnish to KBI a certificate stating that in the good faith judgment of the board of directors that it would be seriously detrimental to us or our stockholders for a registration statement to be filed in the near future, which certificate may only be used once in any 12-month period, and which certificate may only defer our registration obligation for a maximum of 120 days.

The options issued to the underwriters in connection with our February 2011 initial public offering provide for one “demand” registration right and unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock. These rights may only be exercised on or before February 10, 2016. These registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in any such registration under certain circumstances. We have agreed to bear all fees and expenses attendant to registering the shares, excluding underwriting discounts and commissions and the expenses of any legal counsel retained by the option holders.

The warrants issued to the underwriters in connection with our December 2012 public offering provide for one “demand” registration right and unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock. The demand registration right may only be exercised on or before December 21, 2017 and the piggyback registration rights may only be exercised on or before December 21, 2019. These registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in any such registration under certain circumstances. We have agreed to bear all fees and expenses attendant to registering the shares, excluding underwriting discounts and commissions and the expenses of any legal counsel retained by the warrant holders.

Anti-Takeover Effects of Provisions in our Certificate of Incorporation and Amended and Restated Bylaws and Delaware Law

Provisions of our certificate of incorporation and amended and restated bylaws and provisions under Delaware law may delay or discourage transactions involving an actual or potential change in control of our company or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our certificate of incorporation:

●	authorizes our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company; and

●	does not provide for cumulative voting which would allow holders of less than a majority our common stock to elect some directors.

Among other things, our amended and restated bylaws:

●

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

●

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

●

provide that special meetings of our stockholders may be called only by the Chairman of the Board, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

●

provide that stockholders will be permitted to amend our amended and restated bylaws only upon receiving the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which the stockholder became an interested stockholder, unless:

●

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

These statutory provisions and provisions in our certificate of incorporation and amended and restated bylaws could delay or frustrate the removal of incumbent directors or a change in control of our company. They could also discourage, impede, or prevent a merger, tender offer or proxy contest.

Limitation on Liability of Directors and Indemnification

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares as provided in Section 174 of the Delaware General Corporation Law; or

●	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our certificate of incorporation provides that we shall indemnify to the fullest extent authorized or permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of our company or by reason of the fact that such person, at the request of us, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as a director, officer, employee or agent. Our certificate of incorporation also provides that we shall to the fullest extent authorized or permitted by law pay the expenses, including attorneys’ fees, incurred by such persons in defending any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

Our amended and restated bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with his or her services to us, regardless of whether our amended and restated bylaws permit indemnification. We have obtained a directors’ and officers’ liability insurance policy.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “KIPS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer from time to time under this prospectus and the applicable prospectus supplement. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “we,” “us,” “our,” the “Company” and “Kips Bay” refer to Kips Bay Medical, Inc. excluding any subsidiaries we may have, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal on a particular series of debt securities is payable;

●

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of a particular series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●

the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

●

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●

the manner in which the amounts of payment of principal of, and premium, if any, and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●

any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities, and the terms and conditions, if any, relating to the suspension and/or reversion of covenants;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium, if any, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (DTC or the Depositary) or a nominee of the Depositary or such other permitted depositary described in the prospectus supplement (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see the section entitled “Global Securities” for more information.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities and the terms and conditions, if any, relating to the suspension and/or reversion of such covenants. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

●

we are the surviving corporation or the successor person (if other than Kips Bay) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; and

●	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

Unless we state otherwise in the applicable prospectus supplement, an “Event of Default” means with respect to any series of debt securities, any of the following:

●

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any debt security of that series at its maturity;

●

default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Kips Bay and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Kips Bay; and

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall give to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. (Section 7.5) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or Events of Default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●

waive a Default or Event of Default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

●

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Required Consent Prior to Issuance of Debt Securities

Pursuant to the terms of an investment agreement, dated July 19, 2007, between Kips Bay Investments, LLC and us, we agreed not to create or issue, or obligate our company to create or issue (whether by amendment to our certificate of incorporation or by reclassification, merger, consolidation, reorganization or otherwise) any shares of our capital stock, or debt securities convertible into shares of our capital stock, with rights, preferences or privileges that are equal or superior to our common stock, without written approval of KBI. This provision in the investment agreement will terminate upon the earlier of (i) completion of a “qualified IPO” or an acquisition of our company; or (ii) the date on which KBI no longer owns ten percent of the voting power of our outstanding common stock entitled to vote. A “qualified IPO” is defined as a sale of our common stock in a firm commitment underwritten public offering pursuant to a registration statement which results in net proceeds of at least $20,000,000.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law). (Section 10.10).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

General

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Kips Bay.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Exercise of Warrants

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING STOCKHOLDERS

The selling stockholders named below or any of their pledges, donees, transferees or other successors in interest may sell up to 539,620 shares of our common stock under this prospectus and any applicable prospectus supplement. As used in this prospectus, the term “selling stockholder” includes those selling stockholders identified below and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer. All of the selling stockholders named below acquired the options or warrants and the shares issuable upon exercise of such options or warrants that may be offered under this prospectus as underwriting compensation in connection with our February 2011 initial public offering or our December 2012 public offering. Under the terms of such options or warrants, we granted certain “piggyback” registration rights covering the resale of the shares of common stock issuable upon exercise of such options or warrants. In connection with such registration rights, we filed with the SEC a shelf registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the shares of common stock held by the selling stockholders and offered by this prospectus from time to time, in privately negotiated transactions or otherwise.

The following table sets forth the names of the selling stockholders, the number of shares of common stock owned by each of the selling stockholders immediately prior to the date of this prospectus and the number of shares that may be offered by the selling stockholders pursuant to this prospectus. The table also provides information regarding the beneficial ownership of shares of our common stock by the selling stockholders as adjusted to reflect the assumed sale of all of the shares that may be offered under this prospectus. Percentage of beneficial ownership before this offering is based on 26,979,079 shares of common stock outstanding as of December 6, 2013. Beneficial ownership is based on information furnished by the selling stockholders. Unless otherwise indicated and subject to community property laws where applicable, the selling stockholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them.

Except as described in this prospectus, none of the selling stockholders has had any position, office or other material relationship with us within the past three years. The table assumes that the selling stockholders will sell all of the shares offered by them under this prospectus. However, we are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur. We will not receive any of the proceeds from the sale of any shares that may be offered by the selling stockholders under this prospectus.

	Beneficial ownership before offering(1)		Number of shares	Beneficial ownership after offering
Selling stockholders	Number	Percentage	offered	Number	Percentage
Bowen, Benjamin (2)	4,254	*	4,254	0	—
Fuchs, Robert (3)	75,000	*	75,000	0	—
Kucher, Marcia (4)	2,500	*	2,500	0	—
Lord, Eric (5)	11,797	*	9,097	2,700	*
Low, Nathan (6)	417,500	1.5%	417,500	0	—
Mandelbaum, Amnon (7)	45,000	*	5,000	40,000	*
OTA LLC (8)	26,269	*	26,269	0	—

(1)

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned and the percentage ownership of a selling stockholder, shares underlying options and warrants held by the selling stockholder that are either currently exercisable or exercisable within 60 days from December 6, 2013 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder.

(2)	Includes 4,254 shares issuable upon the exercise of options.

(3)	Includes 75,000 shares issuable upon the exercise of warrants.

(4)	Includes 2,500 shares issuable upon the exercise of warrants.

(5)	Includes 9,097 shares issuable upon the exercise of options.

(6)	Includes 417,500 shares issuable upon the exercise of warrants.

(7)	Includes 5,000 shares issuable upon the exercise of warrants.

(8)	Includes 26,269 shares issuable upon the exercise of options. Ira M. Leventhal has sole voting and dispositive power over shares beneficially owned by OTA LLC.

Material Relationships between Kips Bay and Selling Stockholders

As described above, each of the selling stockholders received options or warrants as underwriting compensation in connection with our February 2011 initial public offering or our December 2012 public offering. Other underwriting compensation received by the underwriters is described under the “Underwriting” section of the registration statement on Form S-1, as amended, for such offerings.

In connection with our February 2011 initial public offering, we issued as part of the underwriting compensation options to purchase an aggregate of 103,125 shares of common stock. These warrants, which became exercisable one year after the effective date of the offering, have a five year term, which expires on February 10, 2016, and an exercise price of $10.00 per share. These options provide for one “demand” registration right and unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock. These rights may only be exercised on or before February 10, 2016. These rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in any such registration under certain circumstances. We have agreed to bear all fees and expenses attendant to registering the shares, excluding underwriting discounts and commissions and the expenses of any legal counsel retained by the option holders. Of these options, the following holders, who collectively hold options to purchase an aggregate of 39,620 shares of our common stock, exercised their “piggyback” registration rights and are selling stockholders named in this prospectus: Benjamin Bowen, Eric Lord and OTA LLC. OTA LLC is a registered broker-dealer. Mr. Bowen and Mr. Lord are affiliates of a registered broker-dealer and have indicated to us that they acquired the securities that may be offered under this prospectus in the ordinary course of business and, at the time of acquisition, had no agreements or understandings to distribute the securities. OTA LLC, Mr. Bowen and Mr. Lord each acquired their options as underwriting consideration in connection with our 2011 initial public offering.

In connection with our December 2012 public offering, we issued as part of the underwriting compensation warrants to purchase an aggregate of 500,000 shares of common stock. These warrants, which become exercisable one year after the effective date of the offering, have a five year term, which expires on December 21, 2017, and an exercise price of $0.8125 per share. The warrants provide for one “demand” registration right and unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock. The demand registration right may only be exercised on or before December 21, 2017 and the piggyback registration rights may only be exercised on or before December 21, 2019. These rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in any such registration under certain circumstances. We have agreed to bear all fees and expenses attendant to registering the shares, excluding underwriting discounts and commissions and the expenses of any legal counsel retained by the warrant holders. Of these warrants, the following holders, who collectively hold warrants to purchase an aggregate of 500,000 shares of our common stock, exercised their “piggyback” registration rights and are selling stockholders named in this prospectus: Robert Fuchs, Marcia Kucher, Nathan Low and Amnon Mandelbaum. Mr. Fuchs, Ms. Kucher, Mr. Low and Mr. Mandelbaum are affiliates of a registered broker-dealer and have indicated to us that they acquired the securities that may be offered under this prospectus in the ordinary course of business and, at the time of acquisition, had no agreements or understandings to distribute the securities. Mr. Fuchs, Ms. Kucher, Mr. Low and Mr. Mandelbaum each acquired their warrants as underwriting consideration in connection with our 2012 public offering.

PLAN OF DISTRIBUTION

We or the selling stockholders, and their respective pledgees, donees, transferees or other successors in interest, may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

●

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; or

●	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell their shares of common stock in accordance with Rule 144 under the Securities Act, or any other available exemption, rather than by use of this prospectus.

The prospectus supplement will state the manner and terms of the offering of the securities, including:

●	the offering terms, including the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities and the net proceeds to be received by us from the sale;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling stockholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. If an offering is on a firm-commitment basis, the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 of Regulation M permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

If indicated in an applicable prospectus supplement, we or the selling stockholders may sell securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling stockholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling stockholders pay for solicitation of these delayed delivery contracts.

The selling stockholders may be deemed to be underwriters as defined in the Securities Act. Any profit they realize on the resale of our common stock may be deemed to be underwriting discounts and commissions. Neither we nor any selling stockholder can presently estimate the amount of any such compensation. In addition, the agents, underwriters and other third parties described above that participate in the distribution of the securities may be deemed to be underwriters. Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling stockholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling stockholder in the ordinary course of business.

We or the selling stockholders may sell the offered shares to one or more purchasers directly, in which case no underwriters or agents would be involved.

If permitted under the Securities Act and the rules and regulations thereunder, we may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Our common stock is listed on The NASDAQ Capital Market under the symbol “KIPS,” but any other securities may or may not be listed on a national securities exchange. Shares of our common stock issued and sold by us under this prospectus will be listed on The NASDAQ Capital Market, upon official notice of issuance. Any underwriters to whom shares are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us or any selling stockholder, in the ordinary course of business for which they receive compensation.

There can be no assurance that we or the selling stockholders will sell all or any of the securities offered by this prospectus.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act, and we file annual, quarterly and special reports, proxy statements and other information with the SEC relating to our business, financial results and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC’s Public Reference Room and via the SEC’s website (see below for more information).

This prospectus is part of a registration statement on Form S-3 that we filed under the Securities Act with the SEC. This prospectus, which constitutes a part of that registration statement, does not contain all of the information included in that registration statement and its accompanying exhibits and schedules. For further information with respect to our securities and us you should refer to that registration statement and its accompanying exhibits and schedules. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements

You may inspect a copy of the registration statement of which this prospectus is a part and its accompanying exhibits and schedules, as well as the reports, proxy statements and other information we file with the SEC, without charge at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and you may obtain copies of all or any part of the registration statement from those offices for a fee. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, including us. The address of the site is http://www.sec.gov.

In addition, we maintain a website that contains information regarding our company, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is www.kipsbaymedical.com. Our website, and the information contained on that site, or connected to that site, are not intended to be part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information. We are incorporating by reference the following documents (File No. 001-35080) into this prospectus:

●

our annual report on Form 10-K for the year ended December 31, 2012 (including information specifically incorporated by reference into our annual report on Form 10-K from our definitive proxy statement for our annual meeting of stockholders held on May 22, 2013);

●	our quarterly reports on Form 10-Q for the quarters ended March 30, 2013, June 29, 2013 and September 28, 2013;

●	our current reports on Form 8-K filed on January 28, 2013, February 8, 2013, March 4, 2013, March 18, 2013, May 24, 2013 and September 6, 2013; and

●	the description of our common stock contained in our registration statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

We also are incorporating by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus and prior to the termination of the offering of the securities to which this prospectus relates. Additionally, all filings filed by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus. In no event, however, will any of the information that we “furnish” to the SEC in any current report on Form 8-K or any other report or filing be incorporated by reference into, or otherwise included in, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing to:

Kips Bay Medical, Inc.

3405 Annapolis Lane

Suite 200

Minneapolis, MN 55447

Attention: Corporate Secretary

Telephone: (763) 235-3540

5,250,000 Shares

Common Stock

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PROSPECTUS SUPPLEMENT
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Aegis Capital Corp

January 23, 2014